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                                                                   EXHIBIT 10.58

ENGINEERING, PROCUREMENT, AND CONSTRUCTION AGREEMENT

This ENGINEERING, PROCUREMENT, AND CONSTRUCTION AGREEMENT ("Agreement") is dated on or as of the 26th day of November, 2002 by and between the following parties:

THE OWNER:                             Embrex, Inc.
                                       1040 Swabia Court
                                       P.O. Box 13989
                                       Research Triangle Park, North Carolina
                                       27709-3989

THE CONTRACTOR:                        Lockwood Greene E & C, L.L.C.
                                       5520 Dillard Road
                                       Suite 260
                                       Cary, North Carolina 27511

FOR THE FOLLOWING PROJECT:             Approximately 25,000 square foot facility
                                       for production of poultry vaccine in
                                       Laurinburg, North Carolina

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                                TABLE OF CONTENTS

TABLE OF CONTENTS.............................................................................................2 - 6

ARTICLE 1:  DEFINITION........................................................................................    7
         1.1      OWNER AND CONTRACTOR........................................................................    7
         1.2      PROJECT.....................................................................................    7
         1.3      WORK........................................................................................    7
         1.4      SUBCONTRACTOR...............................................................................    7
         1.5      SUB-SUBCONTRACTOR...........................................................................    7
         1.6      DAY.........................................................................................    7
         1.7      SITE........................................................................................    7
         1.8      CONTRACT TIMES..............................................................................    7
         1.9      MILESTONE...................................................................................    7
         1.10     SUBSTANTIAL COMPLETION......................................................................    7
         1.11     CONSTRUCTION................................................................................    8
         1.12     DESIGN SERVICES.............................................................................    8
         1.13     CHANGE ORDER................................................................................    8
         1.14     START-UP AND COMMISSIONING..................................................................    8
ARTICLE 2:  THE CONTRACT DOCUMENTS............................................................................    8
         2.1      CONTRACT DOCUMENTS..........................................................................    8
                   2.1.1   AGREEMENT..........................................................................    8
                   2.1.2   DOCUMENTS RELATING TO THE CONTRACTOR'S SCOPE OF WORK...............................    8
                   2.1.3   DRAWINGS AND SPECIFICATIONS........................................................    8
                   2.1.4   MODIFICATIONS......................................................................    9
         2.2      INTENT OF CONTRACT DOCUMENTS................................................................    9
         2.3      CONTRACT DOCUMENTS ARE COMPLEMENTARY........................................................    9
         2.4      PRECEDENCE OF CONTRACT DOCUMENTS............................................................    9
         2.5      MODIFICATION OF CONTRACT DOCUMENTS..........................................................    9
ARTICLE 3:  CONTRACTOR'S RESPONSIBILITIES.....................................................................    9
         3.1      GENERAL SERVICES OF CONTRACTOR..............................................................    9
                   3.1.1   CONTRACTOR SHALL COMPLETE THE WORK.................................................    9
                   3.1.2   PERSONNEL AND MATERIALS............................................................   10
                   3.1.3   SUBCONTRACTS.......................................................................   10
                   3.1.4   CONTRACTOR'S REPRESENTATIVE........................................................   11
                   3.1.5   COMPLIANCE.........................................................................   11
                   3.1.6   PERMITS............................................................................   11
                   3.1.7   LAWS AND REGULATIONS...............................................................   11
                   3.1.8   TAXES..............................................................................   11
                   3.1.9   SAFETY.............................................................................   11
                   3.1.10  MAINTENANCE OF BOOKS AND RECORDS...................................................   12
         3.2      RESPONSIBILITIES WITH RESPECT TO DESIGN.....................................................   12
                   3.2.1   DRAWINGS AND SPECIFICATIONS........................................................   12
                   3.2.2   STANDARD OF CARE...................................................................   12
                   3.2.3   NO WARRANTY FOR PERFORMANCE BY OTHERS..............................................   12
                   3.2.4   BREACH OF DUTY OF CARE.............................................................   12
         3.3      RESPONSIBILITIES WITH RESPECT TO CONSTRUCTION...............................................   12
                   3.3.1   CONTRACTOR'S RESPONSIBILITIES......................................................   12
                   3.3.2   MAINTENANCE OF THE SITE............................................................   12
                   3.3.3   CONSTRUCTION WARRANTY..............................................................   13
                   3.3.4   CERTIFICATES.......................................................................   13
                   3.3.5   DELIVERY OF WARRANTIES.............................................................   13
                   3.3.6   INITIAL START-UP...................................................................   13
         3.4      RESPONSIBILITY WITH RESPECT TO MANUFACTURING EQUIPMENT......................................   13

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
                   3.4.1   PROCUREMENT........................................................................   13
                   3.4.2   ORDERING OF MANUFACTURING EQUIPMENT................................................   13
                   3.4.3   CERTIFICATES.......................................................................   14
                   3.4.4   DELIVERY OF WARRANTIES.............................................................   14
                   3.4.5   MANUFACTURING EQUIPMENT WARRANTY...................................................   14
ARTICLE 4.  OWNER'S RESPONSIBILITIES..........................................................................   14
         4.1      PROJECT INFORMATION.........................................................................   14
                   4.1.1   ENVIRONMENTAL ASSESSMENT...........................................................   14
                   4.1.2   SURVEYS............................................................................   14
                   4.1.3   DESCRIPTIONS.......................................................................   14
                   4.1.4   LAND USE RESTRICTIONS..............................................................   14
                   4.1.5   SUBSURFACE INVESTIGATIONS..........................................................   14
                   4.1.6   ENGINEERING SURVEYS................................................................   14
                   4.1.7   ASSISTANCE WITH APPROVALS..........................................................   14
                   4.1.8   INFORMATION CONCERNING HAZARDS.....................................................   14
                   4.1.9   AVAILABILITY OF LANDS..............................................................   15
         4.2      OWNER REVIEW................................................................................   15
         4.3      PROFESSIONAL SERVICES.......................................................................   15
         4.4      OWNER'S REPRESENTATIVE......................................................................   15
         4.5      SUFFICIENCY OF FUNDS........................................................................   15
         4.6      PAYMENTS TO CONTRACTOR......................................................................   15
         4.7      NOTICE OF FAULTS OR DEFECTS.................................................................   15
         4.8      OWNER-FURNISHED EQUIPMENT AND MATERIALS.....................................................   15
         4.9      PROMPTNESS; RELIANCE........................................................................   15
         4.10     CAPABILITY TO PRODUCE FINISHED PRODUCT......................................................   15
         4.11     REVIEW OF DRAWINGS AND SPECIFICATIONS.......................................................   16
         4.12     NON-WAIVER..................................................................................   16
ARTICLE 5.  SUBCONTRACTS......................................................................................   16
         5.1      SUBCONTRACTED WORK..........................................................................   16
         5.2      RESPONSIBILITY FOR SUBCONTRACTORS...........................................................   16
ARTICLE 6.  TIMING OF WORK....................................................................................   16
         6.1      CONTRACT TIME SCHEDULE......................................................................   16
         6.2      DATE OF SUBSTANTIAL COMPLETION..............................................................   17
         6.3      DELAYS......................................................................................   17
         6.4      EARLY OCCUPANCY.............................................................................   17
         6.5      ACCEPTANCE OF WORK..........................................................................   17
         6.6      INSTALLED EQUIPMENT.........................................................................   18
                   6.6.1   EQUIPMENT PRIOR TO START-UP........................................................   18
                   6.6.2   JOINT INSPECTION...................................................................   18
                   6.6.3   RESPONSIBILITY FOR EQUIPMENT.......................................................   18
ARTICLE 7.  CONTRACT PRICE....................................................................................   18
         7.1      LUMP SUM PRICE..............................................................................   18
         7.2      ALLOWANCES..................................................................................   18
         7.3      [RESERVED]..................................................................................   18
         7.4      COST OF THE WORK............................................................................   18
ARTICLE 8.  CHANGES IN THE WORK...............................................................................   18
         8.1      OWNER MAY REQUEST CHANGES...................................................................   18
         8.2      REQUEST FOR ADDITIONAL COST OR TIME.........................................................   18
         8.3      CHANGE ORDER................................................................................   19
         8.4      CHANGES TO THE CONTRACT PRICE...............................................................   19
                   8.4.1   LUMP SUM...........................................................................   19
                   8.4.2   UNIT PRICES........................................................................   19
                   8.4.3   COST PLUS A FEE....................................................................   19
                   8.4.4   COST OF THE WORK...................................................................   19
                   8.4.5   FEE................................................................................   21

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
                   8.4.6   DOCUMENTATION......................................................................   21
                   8.4.7   UNKNOWN OR CONCEALED CONDITIONS....................................................   21
         8.5      NOTICE OF INTENT TO MAKE CLAIM..............................................................   22
                   8.5.1   CLAIM..............................................................................   22
                   8.5.2   CLAIM DOCUMENTATION................................................................   22
                   8.5.3   DECISION...........................................................................   22
                   8.5.4   TIME LIMIT EXTENSION...............................................................   22
         8.6      EMERGENCIES.................................................................................   22
ARTICLE 9:  UNCOVERING AND CORRECTION OF WORK.................................................................   22
         9.1      ACCESS TO CONSTRUCTION......................................................................   22
         9.2      UNCOVERING OF WORK..........................................................................   22
         9.3      CORRECTION OF WORK..........................................................................   23
                   9.3.1   WORK REJECTED BY OWNER.............................................................   23
                   9.3.2   AFTER FINAL COMPLETION.............................................................   23
                   9.3.3   REMOVAL OF WORK....................................................................   23
                   9.3.4   FAILURE TO CORRECT NON-CONFORMING WORK.............................................   23
         9.4      ACCEPTANCE OF NONCONFORMING WORK............................................................   23
ARTICLE 10. PAYMENTS TO CONTRACTOR............................................................................   23
         10.1     APPLICATION FOR PAYMENT.....................................................................   23
         10.2     PAYMENT PROCEDURE...........................................................................   24
                   10.2.1  SUBMITTAL BY CONTRACTOR............................................................   24
                   10.2.2  PAYMENT BY OWNER...................................................................   25
                   10.2.3  FAILURE TO MAKE PAYMENT............................................................   25
                   10.2.4  INTEREST...........................................................................   25
         10.3     TITLE TO WORK...............................................................................   25
         10.4     NOT ACCEPTANCE OF WORK......................................................................   25
         10.5     FINAL PAYMENT...............................................................................   25
         10.6     EVIDENCE OF PAYMENT.........................................................................   26
         10.7     WAIVER UPON MAKING FINAL PAYMENT............................................................   26
                   10.7.1  LIENS..............................................................................   26
                   10.7.2  IMPROPER WORKMANSHIP...............................................................   26
                   10.7.3  LATENT FAILURE TO COMPLY...........................................................   26
                   10.7.4  SPECIAL GUARANTEES.................................................................   26
         10.8     WAIVER UPON ACCEPTING FINAL PAYMENT.........................................................   26
ARTICLE 11: INDEMNITY, INSURANCE AND WAIVER OF SUBROGATION....................................................   26
         11.1     INDEMNITY...................................................................................   26
                   11.1.1  INDEMNITY BY PARTIES...............................................................   26
                   11.1.2  INDEMNITY BY OTHERS................................................................   27
                   11.1.3  APPLICATION OF INDEMNITIES.........................................................   27
         11.2     CONTRACTOR'S LIABILITY INSURANCE............................................................   27
                   11.2.1  WORKMEN'S COMPENSATION.............................................................   27
                   11.2.2  CLAIMS FOR EMPLOYEE INJURY.........................................................   27
                   11.2.3  CLAIMS FOR INJURY TO OTHERS........................................................   27
                   11.2.4  OTHER CLAIMS.......................................................................   27
                   11.2.5  DAMAGE TO PROPERTY.................................................................   27
                   11.2.6  OPERATION OF MOTOR VEHICLE.........................................................   28
                   11.2.7  CONTRACTUAL LIABILITY..............................................................   28
                   11.2.8  PROFESSIONAL LIABILITY.............................................................   28
         11.3     INSURANCE LIMITS............................................................................   28
         11.4     CANCELLATION OF INSURANCE...................................................................   28
         11.5     OWNER'S LIABILITY INSURANCE.................................................................   28
         11.6     INSURANCE TO PROTECT THE PROJECT............................................................   28
                   11.6.1  PROPERTY INSURANCE.................................................................   28
                   11.6.2  OFF-SITE MATERIALS OR EQUIPMENT....................................................   28
                   11.6.3  OTHER PROPERTY INSURANCE...........................................................   28

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
                   11.6.4  INSURANCE UPON OCCUPANCY...........................................................   29
                   11.6.5  BOILER AND MACHINERY INSURANCE.....................................................   29
                   11.6.6  LOSS OF USE OF PROPERTY............................................................   29
                   11.6.7  ADDITIONAL INSUREDS................................................................   29
         11.7     OWNER'S POLICIES - CERTIFICATE OF INSURANCE.................................................   29
         11.8     PROPERTY INSURANCE LOSS ADJUSTMENT..........................................................   30
                   11.8.1  PAYMENT OF AN INSURED LOSS.........................................................   30
                   11.8.2  DISTRIBUTION OF MONIES.............................................................   30
         11.9     WAIVER OF RIGHTS............................................................................   30
                   11.9.1  WAIVER FOR PERILS COVERED BY INSURANCE.............................................   30
                   11.9.2  WAIVER FOR DAMAGE TO EQUIPMENT.....................................................   30
                   11.9.3  WAIVER OF SUBROGATION BY CONTRACTOR'S INSURERS.....................................   30
                   11.9.4  WAIVER OF SUBROGATION BY OWNER'S INSURERS..........................................   30
                   11.9.5  EFFECT OF ENDORSEMENTS.............................................................   30
         11.10    HAZARDOUS MATERIALS.........................................................................   31
                   11.10.1 PRESENCE OF HAZARDOUS MATERIALS....................................................   31
                   11.10.2 HAZARDOUS/TOXIC/RADIOLOGIC WASTE INDEMNIFICATION...................................   31
                   11.10.3 HAZARDOUS MATERIALS DEFINITION.....................................................   32
ARTICLE 12: SUSPENSION OR TERMINATION OF THE AGREEMENT........................................................   32
         12.1     TERMINATION BY CONTRACTOR...................................................................   32
         12.2     OWNER'S RIGHT TO PERFORM CONTRACTOR'S OBLIGATIONS AND TERMINATION BY OWNER FOR CAUSE........   32
                   12.2.1  CONTRACTOR'S FAILURE TO PERFORM....................................................   32
                   12.2.2  INSOLVENCY OF CONTRACTOR...........................................................   32
         12.3     TERMINATION BY OWNER FOR CONVENIENCE........................................................   33
                   12.3.1  COMPLETED AND ACCEPTED WORK........................................................   33
                   12.3.2  EXPENSES...........................................................................   33
                   12.3.3  SETTLEMENTS........................................................................   33
                   12.3.4  EXPENSES...........................................................................   33
         12.4     SUSPENSION OF THE WORK......................................................................   33
ARTICLE 13: DISPUTE RESOLUTION................................................................................   33
         13.1     DISPUTE RESOLUTION..........................................................................   33
                   13.1.1  DIRECT NEGOTIATION.................................................................   33
                   13.1.2  MEDIATION..........................................................................   34
                   13.1.3  JUDICIAL REMEDIES..................................................................   34
ARTICLE 14: ASSIGNMENT AND GOVERNING LAW......................................................................   34
         14.1     ASSIGNMENT OF AGREEMENT.....................................................................   34
         14.2     CHOICE OF LAW AND FORUM.....................................................................   34
ARTICLE 15: MISCELLANEOUS PROVISIONS..........................................................................   34
         15.1     EXTENT OF AGREEMENT.........................................................................   34
         15.2     INFORMATION AND DOCUMENTS...................................................................   34
                   15.2.1  PROPRIETARY INFORMATION............................................................   34
                   15.2.2  OWNERSHIP OF DOCUMENTS.............................................................   34
                   15.2.3  DOCUMENTS UPON TERMINATION.........................................................   35
                   15.2.4  PATENT RIGHTS......................................................................   35
         15.3     ELECTRONIC MEDIA............................................................................   35
                   15.3.1  FORMAT.............................................................................   35
                   15.3.2  ACKNOWLEDGEMENT....................................................................   35
                   15.3.3  RESPONSIBILITY FOR ACCURACY........................................................   35
                   15.3.4  OWNER SPECIFICATION................................................................   35
                   15.3.5  COMPUTER VIRUSES...................................................................   36
         15.4     ENVIRONMENTAL MATTERS.......................................................................   36
                   15.4.1  ENVIRONMENTAL SERVICES.............................................................   36
                   15.4.2  ASBESTOS OR PCB....................................................................   36

                   15.4.3  WORK WITH HAZARDOUS, TOXIC, AND RADIOLOGIC WASTE AND SUBSTANCES....................   36
                   15.4.4  CESSATION OF WORK..................................................................   36
                   15.4.5  SITE RESPONSIBILITY................................................................   37
                   15.4.6  UNKNOWN CONDITIONS.................................................................   37
                   15.4.7  SUBSURFACE CONSTRUCTION ACTIVITIES.................................................   37
                   15.4.8  HEALTH & SAFETY PRECAUTIONS........................................................   37
                   15.4.9  LABORATORY VERIFICATION............................................................   38
         15.5     EXCLUSION OF WARRANTIES AND DAMAGES.........................................................   38
         15.6     WAIVER......................................................................................   38
         15.7     EFFECT OF AGREEMENT.........................................................................   38
         15.8     NOTICES.....................................................................................   38
         15.9     ADDITIONAL CONTRACTOR'S REPRESENTATIONS AND WARRANTIES......................................   39

In consideration of the mutual covenants and agreements contained herein, Embrex, Inc. (hereinafter "OWNER") and Lockwood Greene E & C, L.L.C. (hereinafter "CONTRACTOR") agree as follows:

                              ARTICLE 1: DEFINITION

1.1       OWNER AND CONTRACTOR.

Contractor is an independent contractor and is not an agent of Owner. This Agreement shall not be construed as establishing an employment agreement, a partnership, a general agency, or a joint venture, and neither party shall have any authority to incur or commit for expenditures on behalf of the other party or to obligate that party except as expressly authorized by that party in writing.

1.2       PROJECT.

The term "Project" is (a) the total design, engineering, and construction of which the Work performed under the Contract Documents (as hereinafter defined) may be a whole or a part and which may include construction by other contractors and by Owner's own forces and (b) the procurement, installation, connection, testing, and start up of the equipment listed on Exhibit F attached hereto and incorporated herein by reference (the "Manufacturing Equipment").

1.3       WORK.

The term "Work" shall mean the various parts of the total Project to be performed by Contractor under this Agreement and includes all services, labor, materials, supplies, equipment, and tests for design, engineering, and construction (and procurement, installation, connection, testing, and start up with respect to the Manufacturing Equipment) provided or to be provided to fulfill Contractor's obligations under this Agreement.

1.4       SUBCONTRACTOR.

The term "Subcontractor" shall mean a person or entity who has a direct contract with Contractor to perform a portion of the Work at the Site. Subcontractor shall include an authorized representative of the Subcontractor. The term Subcontractor does not include any separate contractor employed by Owner.

1.5       SUB-SUBCONTRACTOR.

A Sub-subcontractor is a person or entity who has an agreement with a Subcontractor to perform any portion of the Subcontractor's work.

1.6       DAY.

The term "Day" or "day" shall mean a calendar day unless otherwise specifically designated.

1.7       SITE.

Lands or other areas designated in the Contract Documents as being furnished by Owner for the performance of construction, storage, lay down, or access.

1.8       CONTRACT TIMES.

The number of days or the dates stated in this Agreement or the other Contract Documents (i) to achieve Substantial Completion, and (ii) to complete the Work so that it is ready for final payment in accord with paragraph 10.5 of this Agreement.

1.9       MILESTONE.

A principal event specified in the Contract Documents relating to an intermediate completion date or time prior to Substantial Completion of all the Work.

1.10      SUBSTANTIAL COMPLETION.

The time at which the Work (or a specified part) has progressed to the point where it is sufficiently complete, in accord with the Contract Documents, so that the Project (or a specified part) can be utilized for the purposes for which it is intended pursuant to a validly issued certificate of occupancy or compliance. The terms "substantially complete" and "substantially completed" as applied to all or part of the Project refer to Substantial Completion thereof.

1.11      CONSTRUCTION.

That portion of the Work relating to the performing or furnishing of labor, the furnishing and incorporating of materials and equipment into the Work, and the furnishing of services and documents, other than Design Services (as described in paragraph 3.2), as required by the Contract Documents.

1.12      DESIGN SERVICES.

That portion of the Work relating to the preparation of Drawings, and Specifications (as described in paragraph 3.2.1) and other design documents specified in the Contract Documents and required to be performed by licensed architects, engineers, and other design professionals.

1.13      CHANGE ORDER.

A Change Order is a written instrument prepared by the Contractor and signed by both the Owner and Contractor, stating their agreement upon all of the following:

     1)   Definition of the specific adjustments in the base scope of work, and
     2)   The amount of the adjustment in the Contract Price, if any; and
     3)   The extent of the adjustment in the Contract Time, if any.

1.14      START-UP AND COMMISSIONING.

The process of validating all building and process support systems are installed, functionally tested, and capable of operation in conformance with the design intent. Commissioning process steps include system documentation; commissioning plan development; test protocol preparation; equipment startup; control system calibration, testing and balancing; functional performance testing; vendor led startup/basic operator training (as applicable); punch list preparation; and formal system turnover to Owner. The functional testing will be performed using the system utility medium (water, air, natural gas) for utility systems and water for wet process systems. The functional testing will not include Startup and Commissioning of the actual process systems, those involved with the creation of the vaccine, using the animals and materials involved with the process.

                        ARTICLE 2: THE CONTRACT DOCUMENTS

2.1       CONTRACT DOCUMENTS.

The Contract Documents comprise the entire agreement between Owner and Contractor. The Contract Documents are as follows:

          2.1.1     AGREEMENT.

          This Agreement including the following attached Exhibits:

                    Exhibit A:         Contractor's Scope of Work
                    Exhibit B:         List of Drawings and Specifications
                    Exhibit C:         Contractor's Time Schedule
                    Exhibit D:         Contractor's Rate Classification Schedule
                    Exhibit E:         Schedule of Insurance
                    Exhibit F:         Schedule of Equipment and Instrumentation

          2.1.2     DOCUMENTS RELATING TO THE CONTRACTOR'S SCOPE OF WORK.

          The Contractor's Scope of Work as listed in Exhibit A.

          2.1.3     DRAWINGS AND SPECIFICATIONS.

          The Drawings and Specifications prepared by Contractor and approved by Owner as listed on Exhibit B together with all additions and revisions thereto. Contractor and Owner acknowledge that the Drawings and Specifications listed on Exhibit B as of the date of execution of this Agreement are the preliminary design documents and do not constitute the final Drawings and Specifications. Exhibit B shall be amended to list the final Drawings and Specifications promptly after approval by Owner.

          2.1.4     MODIFICATIONS.

          A modification is (1) an amendment to this Agreement signed by both parties, (2) a Change Order, or (3) a written order for a minor change in the Work issued by Owner.

2.2       INTENT OF CONTRACT DOCUMENTS.

The Contract Documents are intended to describe a functionally complete Project (or part thereof) to be designed and constructed in accord with the Contract Documents. Any work, services, materials, supplies, or equipment that may reasonably be inferred from prevailing custom or trade usage as being required to complete the Project in accord with the Contract Documents will be furnished and performed whether or not specifically called for. When words or phrases which have a well-known technical, construction industry, or trade meaning are used to describe work, materials, supplies, or equipment, such words or phrases shall be interpreted in accord with that meaning. Except as otherwise specified in this Agreement with respect to the Manufacturing Equipment, Contractor shall have no responsibility for design, installation, start-up, or function of process/production equipment or equipment supplied by Owner.

2.3       CONTRACT DOCUMENTS ARE COMPLEMENTARY.

The Contract Documents are complementary; what is called for by one is as binding as if called for by all. In the event of a discrepancy in the Contract Documents, the more specific and detailed description will take precedence over the general and less detailed description.

2.4       PRECEDENCE OF CONTRACT DOCUMENTS.

The precedence of the Contract Documents for interpretation shall be in the following sequences:

          1.        This Agreement;
          2.        Supplementary General Conditions, if any;
          3.        Technical Specifications; and
          4. Drawings, wherein precedence shall be large scale plans, over small scale, figured dimensions over scaled dimensions and noted materials over graphic indications.

2.5       MODIFICATION OF CONTRACT DOCUMENTS.

Except where specifically provided by the Contract Documents, the Contract Documents may be amended, altered, or changed only by written agreement signed by both Owner and Contractor.

                    ARTICLE 3: CONTRACTOR'S RESPONSIBILITIES

3.1       GENERAL SERVICES OF CONTRACTOR.

          3.1.1     CONTRACTOR SHALL COMPLETE THE WORK.

          Contractor shall complete or cause to be completed all of the Work in accord with the Contract Documents. Contractor shall commence the Work upon execution of this Agreement by Owner and Contractor and shall thereafter diligently prosecute the Work in accordance with the Contract Documents. Execution of this Agreement by Contractor is a representation to Owner that Contractor has visited the Site, become familiar with local conditions under which the Work is to be performed, and correlated personal observations with requirements of the Contract Documents. Before commencing any construction on the Site, Contractor shall carefully study and compare the Contract Documents with Contractor's personal observations of conditions on the Site. Contractor shall thereafter (1) take all appropriate and necessary field measurements and verify field conditions; (2) carefully compare these measurements and other information known to Contractor about the Site with the Contract Documents; and (3) promptly report errors or discrepancies, inconsistencies, or omissions in writing to Owner. Except as otherwise specified herein, Contractor shall cause the Work to be performed in accord with all federal, state, and local laws, and regulations that are applicable and in effect as of the date of this Agreement. Contractor shall assume full responsibility for any portion of the Work that is not performed in accord with such laws and regulations. Contractor shall also promptly notify Owner in writing of any known inconsistencies in the Contract Documents with applicable laws and regulations.

          3.1.2     PERSONNEL AND MATERIALS.

                    3.1.2.1   ADEQUATE PERSONNEL.

                    Contractor shall furnish necessary and qualified engineers, architects, technicians, draftsmen, supervisors, labor, equipment, tools, materials, supplies, incidentals, and other things to perform the Work in accord with the Contract Documents. Contractor shall be responsible for proper staffing of the Work to be performed under this Agreement.

                    3.1.2.2   RESPONSIBILITY FOR PERSONNEL.

                    Contractor shall be fully responsible to Owner for all acts and omissions of Subcontractors and other personnel hired or retained by Contractor to perform or furnish any of the Work required by the Contract Documents. Contractor, however, shall not be responsible for any acts or omissions of personnel hired or retained by Owner in connection with the Project. Nothing in the Contract Documents shall create for the benefit of any personnel hired or retained by Owner any contractual relationship with Contractor nor shall it create any obligation on the part of Contractor to make payment to personnel hired by or retained by Owner.

                    3.1.2.3   RESPONSIBILITY FOR SCHEDULING.

                    Contractor shall be responsible for scheduling and coordinating Subcontractors and other personnel retained or hired by Contractor to perform the Work or any portion thereof. Contractor shall require Subcontractors and other personnel hired or retained by Contractor to perform or furnish any of the Work to communicate with Owner only through Contractor. Owner and Contractor shall cooperate in connection with scheduling of work to be done at the Site by Owner or others engaged by Owner other than Contractor.

          3.1.3     SUBCONTRACTS.

          Contractor shall assure that all Subcontractors who are engaged or retained by Contractor to perform Work on the Project do so under the terms of an appropriate subcontract which is consistent with the applicable provisions of this Agreement and which binds Subcontractor to the applicable terms and conditions of the Contract Documents. With respect to portions of the Work to be performed by Subcontractors, Contractor shall obtain competitive bids from at least two (2) qualified, reputable subcontractors with respect to the relevant portions of the Work to be performed by such subcontractors. All subcontracts shall be in writing. Contractor shall cause Subcontractors to take necessary precautions for the safety of their employees performing any part of the Work and shall require Subcontractors to comply with all applicable provisions of federal, state, and municipal safety laws to prevent accidents or injury to persons on, about, or adjacent to the Site. By appropriate agreement, Contractor shall require each Subcontractor, to the extent of the portion of the Work to be performed by such Subcontractor, to be bound to Contractor by terms of the applicable Contract Documents and to assume toward Contractor all the obligations and responsibilities which Contractor assumes toward Owner. Each Subcontractor shall preserve and protect the rights of Owner under the Contract Documents with respect to the Work to be performed by such Subcontractor so that subcontracting thereof will not prejudice any rights of Owner against Contractor under the Contract Documents. Where appropriate, Contractor may require each Subcontractor to enter into similar agreements with Sub-subcontractors.

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          3.1.4     CONTRACTOR'S REPRESENTATIVE.

          Contractor shall designate a representative. The name of Contractor's representative shall be given to Owner in writing. Owner shall be notified of any change in Contractor's representative in writing. If Owner is reasonably dissatisfied with the performance of Contractor's representative, such as lack of timeliness in communicating with Owner's representative or the development of personality conflicts with Owner's representative, Contractor, promptly after receipt of written notice from Owner of such dissatisfaction, shall, after discussion with Owner's representative of a replacement Contractor's representative, designate a replacement Contractor's representative acceptable to Owner.

          3.1.5     COMPLIANCE.

          Contractor shall pay all payroll taxes, including taxes of any kind assessed against, deducted, or deductible from wages or salaries and shall comply with all applicable federal, state, and local laws, ordinances, orders, rules, and regulations including but not limited to those relating to equal employment opportunity and affirmative action for disabled veterans, veterans of the Vietnam Era, handicapped persons and all other legally protected classes, the Americans with Disabilities Act, the Fair Labor Standards Act as amended, Title VII of the Civil Rights Act of 1964, and the Occupational Safety and Health Act.

          3.1.6     PERMITS.

          Unless otherwise provided in the Contract Documents, Contractor shall directly or through one or more of its Subcontractors obtain and pay for all construction permits, licenses, and inspections, other than those relating to environmental issues and those related to Owner's process (but including those relating to installation, connection, testing, and start up of the Manufacturing Equipment), which are necessary for the prosecution of the Work. Contractor shall pay all governmental charges and inspection fees necessary for the prosecution and completion of the Work.

          3.1.7     LAWS AND REGULATIONS.

          Contractor shall give all notices and comply with all laws and regulations which are applicable to furnishing and performing the Work. Changes in laws or regulations not known or foreseeable on the date of this Agreement which have an effect on the cost or the time of performance of the Work may be the subject of a request for a Change Order under Article 8.

          3.1.8     TAXES.

          Contractor shall pay all sales, consumer, use, gross receipts, and other similar taxes required to be paid by Contractor in accord with the laws and regulations of the place of the Project which are applicable during the performance of the Work. Contractor shall also provide Owner reasonable assistance to establish tax exemptions where applicable.

          3.1.9     SAFETY.

          Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with performance of the Work. Contractor shall designate a representative of Contractor, which may be Contractor's representative designated pursuant to paragraph 3.1.4, whose duties shall be to prevent accidents on Site. Contractor shall take necessary precautions for the safety of its employees performing the Work and shall comply with all applicable provisions of federal, state, and municipal safety laws to prevent accidents or injury to person on, about, or adjacent to the Site. Contractor shall implement a Site safety program based upon the Lockwood Greene Engineers, Inc. Corporate Safety Program. Contractor shall erect or shall cause to be erected and maintained, as required by the conditions and progress of the Work, necessary safeguards for the protection of workmen and the public. It is understood and agreed, however, that Contractor shall have no responsibility for the elimination or abatement of safety hazards created or otherwise resulting from work at the Site carried on by other persons or firms directly employed by Owner as separate contractors or by Owner's tenants, and Owner agrees to cause any such separate contractors and tenants to abide by and

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          fully adhere to all applicable provisions of federal, state, and municipal laws and regulations and to comply with all reasonable requests and directions of Contractor for the elimination or abatement of any such safety hazards at the Site.

          3.1.10    MAINTENANCE OF BOOKS AND RECORDS.

          As to any time and material work, Contractor's books and records shall include time cards and other records relating to the time of Contractor and Subcontractor personnel spent on the Work and any expenditures made by Contractor for which Contractor will request reimbursement from Owner hereunder.

3.2       RESPONSIBILITIES WITH RESPECT TO DESIGN.

          3.2.1     DRAWINGS AND SPECIFICATIONS.

          Contractor shall prepare final Drawings and Specifications based on Owner-approved preliminary documents listed in Exhibit B. The final Drawings and Specifications shall set forth the requirements for the construction of the Work in sufficient detail to enable Contractor and its Subcontractors to construct the Work. The final Drawings and Specifications shall be submitted to Owner for its written approval.

          3.2.2     STANDARD OF CARE.

          The standard of care for all design services performed or furnished by Contractor under this Agreement will be the care and skill ordinarily used by members of the architectural and engineering profession practicing under similar conditions in the same locality. In the event that design services furnished by Contractor do not meet the foregoing standard of care, Contractor will re-perform such design services at no cost to Owner and will re-perform construction of the Work constructed pursuant to such design deficiency promptly at no cost to Owner, provided, however, that Owner notifies Contractor, in writing, of such design deficiency within a period of one (1) year from the date of Substantial Completion of the Work or any separable portion of the Work containing a design deficiency.

          3.2.3     NO WARRANTY FOR PERFORMANCE BY OTHERS.

          Contractor does not warrant any process, or the designs connected therewith, or any design services to be furnished by others, including but not limited to, processes and designs furnished by Owner and any contractors retained by Owner. Owner shall compensate Contractor for remedying or making changes in the Work or portions thereof requested by Owner which result from deficiencies or changes in such processes and designs by others.

          3.2.4     BREACH OF DUTY OF CARE.

          In the event Contractor fails to meet the standard of care specified in paragraph 3.2.2, Contractor shall re-perform any negligently designed portions of the Work at no cost to Owner and shall re-perform the construction of the portions of the Work negligently designed at no cost to Owner. Such obligations of Contractor in the event of breach of the duty of care specified in paragraph 3.2.2 shall not limit Owner's other remedies as a result of Contractor's breach of the duty of care.

3.3       RESPONSIBILITIES WITH RESPECT TO CONSTRUCTION.

          3.3.1     CONTRACTOR'S RESPONSIBILITIES.

          Contractor shall provide all construction supervision, inspection, labor, materials, supplies, tools, construction equipment, and subcontracted items necessary for execution and completion of the Work. Contractor shall be solely responsible for the means, methods, techniques, sequences, and procedures employed for execution and completion of the Work.

          3.3.2     MAINTENANCE OF THE SITE.

          Contractor shall confine its operations in performance of the Work at the Site to areas permitted by law, ordinances, permits, and the Contract Documents and shall not unreasonably encumber

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          the Site with materials or equipment. Contractor shall keep the Site reasonably free from the accumulation of waste materials or rubbish caused by its operations. If Contractor directly or indirectly impacts any road, street, or vehicle movement or storage area on or adjacent to the Site, contractor shall be responsible for the orderly maintenance of traffic over the roads, streets, or areas involved in or adjacent to the Site. Contractor shall keep the roads and streets in or adjacent to the Site free from obstructions which might present a hazard or interference to traffic and in such conditions the traffic will be adequately accommodated. At the completion of the Work, Contractor shall remove all of its waste materials and rubbish from and around the Project as well as all of its tools, construction equipment, machinery, and surplus materials. Contractor shall also be responsible for keeping roads and streets adjacent to the Site reasonably free of dirt or mud.

          3.3.3     CONSTRUCTION WARRANTY.

          Contractor warrants to Owner that all materials and equipment furnished under this Agreement shall be new, unless otherwise specified in the Contract Documents, and that all Work shall be of good quality, free from improper workmanship and defective materials, and in conformance with the Contract Documents. Contractor agrees to correct all Work performed by it or Subcontractors under this Agreement which proves to be defective in design, material, or workmanship within a period of one (1) year from the Date of Substantial Completion as defined in Article 6 or which proves to be defective within such longer periods of time as may be set forth with respect to specific warranties contained in the Specifications.

          3.3.4     CERTIFICATES.

          Contractor shall secure required certificates of inspection, testing, approval, or occupancy or compliance and deliver them to Owner.

          3.3.5     DELIVERY OF WARRANTIES.

          Contractor shall collect all written warranties and equipment manuals and deliver them to Owner.

          3.3.6     INITIAL START-UP.

          With the assistance of Owner's personnel, Contractor shall direct the checkout of utilities and operation of systems and equipment (including the Manufacturing Equipment) supplied or procured by Contractor under this Agreement for readiness and shall assist in their initial start-up and testing and balancing to the end that such systems and equipment (including the Manufacturing Equipment) shall operate in accordance with their specifications.

          Start up assistance does not include performance testing or initial operations of the equipment to demonstrate process capability. Contractor's services relative to this area are based on support staffing to assist Owner's personnel, the cost of which is predicted on an allowance in Contractor's pricing. Should Owner require additional time and effort from Contractor, a change order for that additional effort will be drafted and approved by Owner.

3.4       RESPONSIBILITY WITH RESPECT TO MANUFACTURING EQUIPMENT.

          3.4.1     PROCUREMENT.

          Promptly after execution of this Agreement by Owner and Contractor, Contractor shall schedule ordering of the Manufacturing Equipment in the proper sequence to support its delivery to the Site for timely incorporation into the Project. In connection therewith, Contractor shall be responsible for installing, connecting, starting up, and testing the Manufacturing Equipment so that the Manufacturing Equipment functions as intended and in accordance with the Manufacturer's specifications.

          3.4.2     ORDERING OF MANUFACTURING EQUIPMENT.

          Contractor shall procure the Manufacturing Equipment pursuant to a purchase order from Contractor to the vendors of the Manufacturing Equipment.

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          3.4.3     CERTIFICATES.

          Contractors shall secure any required certificates of inspection, testing, or approval with respect to the Manufacturing Equipment and shall deliver them to Owner.

          3.4.4     DELIVERY OF WARRANTIES.

          Contractor shall collect all written warranties from the vendors or manufacturers of the Manufacturing Equipment and equipment manuals and deliver them to Owner.

          3.4.5     MANUFACTURING EQUIPMENT WARRANTY.

          Contractors only warranty with respect to Manufacturing Equipment is that Contractor shall install, connect, start up, and test the Manufacturing Equipment in accordance with the Contract Documents. Contractor does not warrant that the Manufacturing Equipment will be free from improper workmanship or defects in materials and Owner expressly acknowledges that Contractor disclaims any warranty or guarantee of any type in connection with the Manufacturing Equipment other than Contractor's warranty that Contractor shall install, connect, start up, and test the Manufacturing Equipment in a timely and workmanlike manner and in accordance with the Contract Documents and manufacturer recommendations.

                      ARTICLE 4. OWNER'S RESPONSIBILITIES.

4.1       PROJECT INFORMATION.

Except to the extent previously obtained by Contractor, Owner shall provide Contractor with the following:

          4.1.1     ENVIRONMENTAL ASSESSMENT.

          Environmental assessment and impact statements;

          4.1.2     SURVEYS.

          Property, boundary, easement, right-of-way, topographic, and utility surveys;

          4.1.3     DESCRIPTIONS.

          Property Descriptions;

          4.1.4     LAND USE RESTRICTIONS.

          Zoning, deed, and other land use restrictions;

          4.1.5     SUBSURFACE INVESTIGATIONS.

          Subsurface investigations performed by or on behalf of Owner relating to the Site;

          4.1.6     ENGINEERING SURVEYS.

          Engineering surveys to establish reference points for design and construction which in Contractor's judgment are necessary to enable Contractor to proceed with the Work;

          4.1.7     ASSISTANCE WITH APPROVALS.

          Assistance in filing documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project;

          4.1.8     INFORMATION CONCERNING HAZARDS.

          Information known to or in the possession of Owner relating to the presence of hazardous materials and substances at the Site; and

          4.1.9     AVAILABILITY OF LANDS.

          The lands upon which the construction is to be performed, rights-of-way and easements for access thereto and, upon written request of Contractor, a statement of record legal title and a legal description of such lands. Owner shall identify any encumbrances or restrictions which specifically relate to the use of such lands so furnished with which Contractor will have to comply in performing the Work. Easements for permanent structures or permanent changes in existing facilities will be obtained and paid for by Owner.

4.2       OWNER REVIEW.

Owner shall give thorough and timely consideration to all sketches, plans, drawings, specifications, proposals, contracts, and other documents submitted by Contractor and shall inform Contractor promptly of its approval and/or comments.

4.3       PROFESSIONAL SERVICES.

Owner shall furnish such United States Department of Agriculture ("USDA") compliance consulting, legal, accounting, and insurance counseling services as Owner may require.

4.4       OWNER'S REPRESENTATIVE.

Owner shall, in writing, designate a person to act as Owner's representative with respect to the services Contractor is to perform under this Agreement. The initial Owner's representative is Dr. Alison Martin. Such person shall have complete authority from Owner to transmit instructions, receive information, and to interpret and define Owner's policies and decisions with respect to such services.

4.5       SUFFICIENCY OF FUNDS.

If requested in writing by Contractor, Owner shall furnish evidence reasonably satisfactory to Contractor that sufficient funds are available and committed for the entire cost of the Project. Unless such reasonable evidence is furnished, Contractor shall not be required to commence or continue any Work, or may, if such evidence is not presented within a reasonable time, stop Work upon fifteen
(15) days notice to Owner.

4.6       PAYMENTS TO CONTRACTOR.

Owner shall make payments to Contractor promptly when they are due as provided in this Agreement.

4.7       NOTICE OF FAULTS OR DEFECTS.

If Owner becomes aware of any fault or defect in the Project or non-conformance with the Contract Documents, Owner shall give prompt written notice thereof to Contractor.

4.8       OWNER-FURNISHED EQUIPMENT AND MATERIALS.

Owner will assure that any equipment or materials to be furnished by Owner for the Project is furnished in accord with the Project schedule prepared by Contractor. This paragraph 4.8 does not apply to Contractor's obligation to procure, install, connect, test, and start up the Manufacturing Equipment on a timely basis in accordance with the Contract Documents.

4.9       PROMPTNESS; RELIANCE.

The services and information required by the above paragraphs shall be furnished with reasonable promptness at Owner's expense. In performing services under this Agreement, Contractor shall be entitled to rely on all information provided by Owner hereunder not erroneous on its face. Contractor shall not be responsible or liable in any manner for any defect or deficiency in the information supplied or for defects or deficiencies in Contractor's performance or services to the extent they result from Contractor's reasonable reliance on such information.

4.10      CAPABILITY TO PRODUCE FINISHED PRODUCT.

Contractor shall not be responsible for Owner's capability to produce finished product from the Project. This provision is not intended to conflict, impair, or diminish the Contractor's indemnity obligations under Section 11.1. Owner shall be solely responsible for final specifications and selection of all process equipment, for definition of all equipment performance guarantees, for the quality and quantity of product, for the rate of production of the Project, and for the accuracy and completeness of all design criteria, data, or information furnished to Contractor by Owner or others on behalf of Owner. In addition,

Owner will have full responsibility for obtaining from its insurance underwriters any required final approval of all documents prepared by Contractor. Contractor shall not communicate directly with the underwriters unless, and to the specific extent that, it should expressly agree in writing to do so.

4.11      REVIEW OF DRAWINGS AND SPECIFICATIONS.

Owner shall promptly review all Drawings and Specifications prepared by Contractor that are submitted to Owner in accord with paragraph 3.2.1 and indicate thereon that such drawings are "APPROVED FOR CONSTRUCTION" prior to their release for construction.

4.12      NON-WAIVER.

Any approvals by Owner of the Work, the Contract Documents, or any changes, alterations, revisions, or modifications thereto as required or allowed by this Agreement, or otherwise, at any time, shall not waive, release, or diminish Contractor's professional responsibilities hereunder.

                             ARTICLE 5. SUBCONTRACTS

5.1       SUBCONTRACTED WORK.

All portions of the Work that Contractor does not perform with its own forces shall be performed under written subcontracts.

5.2       RESPONSIBILITY FOR SUBCONTRACTORS.

No contractual relationship shall exist between Owner and any Subcontractor. Contractor shall be responsible for the management of Subcontractors in the performance of their Work. Owner shall communicate with Subcontractors through Contractor.

                            ARTICLE 6. TIMING OF WORK

6.1       CONTRACT TIME SCHEDULE.

Design and construction of the Work will be prosecuted by Contractor in accord with the Contract Time Schedule set forth in Exhibit C hereto and upon Progress Schedules mutually agreed upon with Owner. Subject to the other provisions of this agreement, time is of the essence in the design and construction of the Work, Contractor acknowledging and agreeing that Owner is on a critical path toward commencement of production of vaccine at the Site. Contractor and Owner acknowledge and agree that if Substantial Completion of the entire Work is not timely achieved, Owner's actual delay damages will be difficult, impractical, or impossible to determine. Accordingly, after negotiation, Contractor and Owner have agreed that if Substantial Completion of the Work is not achieved by the date set forth in the Contract Time Schedule, due to any reason other than a delay described in paragraph 6.3, Contractor shall pay to Owner as liquidated damages the total of the following sums:

          1. The first thirty (30) calendar days of delay, the sum of One Thousand Dollars ($1,000.00) per day;

          2. The second thirty (30) calendar days of delay, the sum of Two Thousand Five Hundred Dollars ($2,500.00) per day;

          3. For the next thirty (30) calendar days of delay and each subsequent day of delay, the sum of Four Thousand Dollars ($4,000.00) per day.

Contractor and Owner agree that the payment of liquidated damages pursuant to this paragraph 6.1 shall be in lieu of actual delay damages caused by the delay in achieving Substantial Completion, that such payment is not intended as a penalty or a forfeiture, and that the amount of such liquidated damages to be so paid is reasonable in comparison to the approximate scope of actual delay damages that the parties anticipate as of the time of execution of this Agreement. Liquidated damages under this section shall not exceed Two Million Dollars ($2,000,000.00).

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6.2       DATE OF SUBSTANTIAL COMPLETION.

The date or dates for Substantial Completion of the Work or a designated portion thereof are set forth in the Contract Time Schedule.

6.3       DELAYS.

If Contractor is delayed at any time in the progress of the Work by: (1) any act or omission of Owner or by any separate contractor employed by Owner; (2) changes ordered in the Project; (3) labor disputes, fire, or unusual delay in transportation; (4) adverse weather conditions not reasonably anticipatable; (5) unavoidable casualties; (6) any act or omission of the federal, state, county, or municipal government; (7) any shortages of equipment, materials, fuels, or other supplies not due to the failure of Contractor timely to schedule and order such equipment, materials, fuels, or other supplies; (8) any causes beyond Contractor's reasonable control; or (9) a delay authorized by Owner, then Contractor shall be entitled to a Change Order extending the date for Substantial Completion and/or increasing the Contract Price for the period of time and for such increase in the Costs of the Work as are caused by such delay. If the Work is delayed due to the fault of Contractor, Contractor shall be responsible for additional Costs of the Work directly resulting from such delay and for the liquidated damages specified in paragraph 6.1, but shall not otherwise be liable for any direct, indirect, incidental, consequential, or other damages which may be suffered or incurred by Owner or others resulting from any interruption or delay in start-up or use of, or production from, any of Owner's existing facilities or those to be designed and constructed hereunder. Contractor shall keep such records as shall substantiate the events described in this paragraph 6.3. Contractor shall give Owner written contemporaneous notice of the occurrence of any events specified above that might reasonably be expected to cause an actual delay in Substantial Completion of the Work.

6.4       EARLY OCCUPANCY.

Owner may occupy or use any completed or partially completed portion of the Project at any stage when such portion is designated by separate agreement with Contractor and Owner, provided such occupancy or use is consented to by the insurer required under paragraph 11.6.4 and authorized by public authorities having jurisdiction over the Work. In the event Owner elects to enter into use or occupancy of a portion or portions of the Project prior to Substantial Completion, Owner and Contractor shall make a joint inspection prior to such use or occupancy of the portion or portions to be used or occupied and prepare and sign a list with respect thereto of items of the Work remaining to be completed or the Work to be replaced or repaired. Contractor shall thereafter have no further responsibility for the care or maintenance of the portion of the Project so used or occupied, and it shall be deemed accepted by Owner except with respect to the Work remaining to be completed or necessary repair or replacement of the Work as indicated on said list. The construction warranty period referred to in paragraph 3.3 with respect to the Work accepted in accord with this paragraph shall be deemed to begin on the date of such acceptance.

6.5       ACCEPTANCE OF WORK.

When the Work shall have achieved Substantial Completion, Owner and Contractor shall make a joint inspection thereof, or such portion or portions thereof as have theretofore not been jointly inspected as provided in paragraph 6.4 hereof, and shall prepare and sign a list of items of the Work remaining to be completed or the Work to be replaced or repaired (something referred to herein as "punchwork items"). Contractor shall thereafter have no further responsibility for the care or maintenance of the Project regardless of whether Owner shall actually enter into occupancy, and it shall be deemed accepted by Owner except with respect to the Work remaining to be completed or necessary replacement or repair Work as indicated on said list. The construction warranty period referred to in paragraph 3.3 hereof with respect to the Work so accepted shall be deemed to begin on the date of such acceptance, except that nothing in this paragraph
6.5 shall be deemed to extend any warranty period previously begun in accordance with the provision of paragraph 6.4.

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6.6       INSTALLED EQUIPMENT.

          6.6.1     EQUIPMENT PRIOR TO START-UP.

          Absent Owner's written approval to do otherwise, any equipment installed by Contractor other than the Manufacturing Equipment shall be operated solely for mechanical adjustment prior to start-up and subsequent testing and balancing.

          6.6.2     JOINT INSPECTION.

          When each item of equipment installed by Contractor is ready for start-up, Owner and Contractor shall make a joint inspection of such equipment. Upon satisfactory demonstration that each such item has been properly installed in accordance with the Contract Documents and manufacturer recommendations and is functioning as intended, Owner shall furnish Contractor with a signed acceptance thereof and release of responsibility therefor except for Contractor's warranties with respect to the Manufacturing Equipment and Contractor's warranty that any other equipment shall have been installed in a workmanlike manner and in accordance with the Contract Documents and manufacturer recommendations.

          6.6.3     RESPONSIBILITY FOR EQUIPMENT.

          Under no circumstances shall Contractor be responsible for the capacity, productivity, or suitability for its intended use of any equipment not supplied by Contractor.

                            ARTICLE 7. CONTRACT PRICE

7.1       LUMP SUM PRICE.

Owner agrees to pay Contractor the lump sum of Ten Million One Hundred Thirty Two Thousand Dollars ($10,132,000.00) for design, engineering, and construction of the Project including Contractor's overhead and profit, which sum shall be called the Contract Price. The Contract Price includes the cost of procuring the Manufacturing Equipment (as referenced in Exhibit F) as well as the cost of installing, connecting, inspecting, testing, and starting up the Manufacturing Equipment in accordance with the relevant specifications and design.

7.2       ALLOWANCES.

An allowance of One Hundred and Fifty Thousand Dollars ($150,000.00) for start-up and commissioning support services is included in the Contract Price identified in paragraph 7.1. Whenever the cost is more or less than the Allowance, the Contract Price shall be adjusted by Change Order.

7.3       [RESERVED]

7.4       COST OF THE WORK.

The Contract Price includes, without limitation, the Cost of the Work for the Project as such costs are set forth in paragraph 8.4.4 plus the cost of utilities such as water and electricity.

                         ARTICLE 8. CHANGES IN THE WORK

8.1       OWNER MAY REQUEST CHANGES.

Owner, without invalidating this Agreement, may order changes in the Work within the general scope of this Agreement consisting of additions, deletions, or other revisions. If changes are ordered, the Contract Price and the Contract Time Schedule shall be adjusted accordingly. All such changes in the Work shall be authorized by Change Order.

8.2       REQUEST FOR ADDITIONAL COST OR TIME.

If Contractor wishes to make a request for an increase in the Contract Price or for an extension of the Contract Time Schedule due to delay, changes in the Work, or other changes requested by Owner, Contractor shall give Owner written notice thereof within a reasonable time after the occurrence of the event giving rise to such request. This notice shall be given by Contractor before proceeding to execute

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the Work, except in an emergency endangering life or property in which case
Contractor shall act, at its discretion, to prevent threatened damage, injury, or loss. Requests arising from delay shall be made within a reasonable time after the delay. Increases based upon design services and estimating costs incurred as a result of possible changes requested by Owner shall be made within a reasonable time after the decision is made by Owner to proceed with the change. A Change Order mutually agreed to by Contractor and Owner shall authorize any change in the Contract Price or the Contract Time Schedule resulting from such request.

8.3       CHANGE ORDER.

A Change Order is a written order signed by Owner or its authorized agent and by Contractor or its authorized agent which is issued after the execution of this Agreement and which authorizes a change in the Work and/or an adjustment in the Contract Price and/or the Contract Time Schedule.

8.4       CHANGES TO THE CONTRACT PRICE.

The value of any Work covered by a Change Order or of any request for an adjustment in the Contract Price will be determined as follows:

          8.4.1     LUMP SUM.

          By a mutually agreed lump sum properly itemized and supported by sufficient, substantiating data to permit evaluation.

          8.4.2     UNIT PRICES.

          Where the Work involved is covered by unit prices contained in the Contract Documents, by application of such unit prices to the quantities of the items involved.

          8.4.3     COST PLUS A FEE.

          Where the Work involved is not covered by unit prices contained in the Contract Documents and agreement to a lump sum is not reached under paragraph 8.4.1, the value of the Change Order will be determined by the Cost of the Work (determined as provided in paragraph 8.4.4) plus a Contractor's fee for overhead and profit (determined as provided in paragraph 8.4.5).

          8.4.4     COST OF THE WORK.

          The Cost of the Work covered by a Change Order shall mean costs necessarily incurred by Contractor in the proper performance of Design Services and Construction on the Project. Such costs shall include the following items:

                    8.4.4.1   DESIGN SERVICES.

                    Contractor shall be compensated for Preliminary Design Services in accordance with Contractor's Rate Classification Schedule attached as Exhibit D to this Agreement.

                    8.4.4.2   WAGES.

                    Wages paid for labor in the direct employ of Contractor in the performance of the Work under a salary or wage schedule agreed upon by Owner and Contractor, and including such welfare or other benefits, if any, as may be payable with respect thereto.

                    8.4.4.3   SALARIES.

                    Salaries of Contractor's employees when stationed at the field office at the Site, in whatever capacity employed, employees engaged on the road expediting the production or transportation of materials and equipment in connection with the Project, and employees from the main or branch offices performing the functions listed below: Accounting, purchasing, estimating, cost control, scheduling or other direct Project support functions.

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                    8.4.4.4   ENGINEERING COSTS.

                    Cost of engineering labor and expense.

                    8.4.4.5   COST OF EMPLOYMENT.

                    Cost of all employee benefits and taxes for such items as unemployment compensation and social security, insofar as such cost is based on wages, salaries, or other remuneration paid to employees of Contractor and included in the Cost of the Work, all as reasonably apportioned to the Project.

                    8.4.4.6   EXPENSES.

                    Reasonable and actual transportation, traveling and hotel and moving expenses of Contractor or of its officers or employees incurred in discharge of duties connected with the Project.

                    8.4.4.7   MATERIALS, EQUIPMENT AND SUPPLIES.

                    Cost of all materials, supplies, and equipment incorporated in the Work, including costs of transportation and storage thereof.

                    8.4.4.8   PAYMENTS TO SUBCONTRACTORS.

                    Payments made by Contractor to Subcontractors for Work performed pursuant to subcontracts under this Agreement.

                    8.4.4.9   TOOLS AND EQUIPMENT.

                    Costs, including transportation, maintenance, and insurance, of all materials, supplies, equipment, temporary facilities, and small tools which initial cost is less than $100 not owned by the workmen, which are employed or consumed in the performance of the Work, and cost less the reasonable fair market value of such items used, but not consumed, which remain the property of Contractor.

                    8.4.4.10  RENTAL CHARGES.

                    Rental charges of all machinery and equipment, exclusive of small tools, used at the Site of the Work, whether rented from Contractor or others, including installations, repairs, and replacements, dismantling, removal, costs of lubrication, transportation, and delivery costs thereof, at rental charges consistent with those prevailing in the area of the Site.

                    8.4.4.11  PREMIUMS.

                    Cost of the premiums for all insurance which Contractor is required to procure by this Agreement or which is reasonably necessary for the Work, with the cost of Contractor's general policies being allocated pro-rata among all of Contractor's projects.

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                    8.4.4.12  TAXES.

                    Sales, use, gross receipts, or similar taxes related to the Project, imposed by any governmental authority, and for which Contractor is liable.

                    8.4.4.13  FEES.

                    Permit fees, licenses, tests, and deposits lost for causes other than Contractor's negligence.

                    8.4.4.14  UNCOMPENSATED LOSS.

                    Losses, expenses or damages to the extent not compensated by insurance or otherwise (including settlements made with the written approval of Owner), and the cost of corrective Work.

                    8.4.4.15  MINOR EXPENSES.

                    Minor expenses such as telegrams, long distance telephone calls, telephone service at the Site, express mail services, facsimile transmission, and similar petty cash items in connection with the Project.

                    8.4.4.16  REMOVAL OF DEBRIS.

                    Cost of removal of all debris and cleaning and maintenance of the Site in an orderly condition.

                    8.4.4.17  PROGRAMS.

                    Costs incurred in complying with the Lockwood Greene Engineers, Inc. Corporate Safety Program (Modules B and C) or any other program which is reasonably required by Owner.

                    8.4.4.18  [INTENTIONALLY DELETED].

                    8.4.4.19  LEGAL COSTS.

                    Costs of attorneys' fees, expenses, etc., for reviewing contracts, subcontracts, claims, claims administration, or other items requiring legal assistance.

          8.4.5     FEE.

          Contractor's fee allowed to Contractor for overhead and profit on Change Orders priced by paragraph 8.4.3 shall be determined as follows:

                    8.4.5.1   FIXED FEE.

                    A mutually acceptable fixed fee; or

                    8.4.5.2   PERCENTAGE FEE.

                    If a fixed fee is not agreed upon, then a fee based on fifteen (15%) percent of the Cost of the Work associated with the Change Order.

          8.4.6     DOCUMENTATION.

          Whenever the Cost of the Work is to be determined pursuant to paragraph 8.4.3, Contractor will establish and maintain records thereof in accord with generally accepted accounting practices and submit in a form acceptable to Owner an itemized cost breakdown together with supporting data.

          8.4.7     UNKNOWN OR CONCEALED CONDITIONS.

          Should concealed or unknown conditions encountered in the performance of the Work pursuant to a Change Order be at variance with the conditions indicated by the Drawings, Specifications, or Owner-furnished information, or should concealed or unknown conditions of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement be encountered and such concealed or unknown conditions were not discoverable by Contractor in the exercise of ordinary

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          care, the Contract Price and the Contract Time Schedule shall be equitably adjusted by Change Order upon claim by either party within a reasonable time after the first observance of the conditions. Contractor shall have the burden of proving that any concealed or unknown conditions for which Contractor is requesting an adjustment to the Contract Price and the Contract Time Schedule by Change Order differs materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement and were not discoverable by Contractor in the exercise of ordinary care during inspection at the Site before commencement of the Work.

8.5       NOTICE OF INTENT TO MAKE CLAIM.

          8.5.1     CLAIM.

          If Owner and Contractor are unable to agree as to the extent, if any, of an adjustment in the Contract Price or an adjustment of the Contract Time Schedule that should be allowed as a result of any Change Order or other occurrence for which the Contract Documents provide that such adjustment(s) may be made, a claim may be made therefor. Written notice of intent to make such a claim shall be submitted to the other party promptly and in no event more than fifteen (15) days after the start of the occurrence or event giving rise to the claim.

          8.5.2     CLAIM DOCUMENTATION.

          Substantiating documentation shall be submitted by the claiming party within fifteen (15) days after delivery of the notice required by paragraph 8.5.1.

          8.5.3     DECISION.

          The other party shall render a decision on the claim no more than fifteen (15) days after its receipt of the substantiating documentation required by paragraph 8.5.2. This decision will be final and binding unless the claiming party gives notice of intention to exercise its rights under Article 13 within fifteen (15) days of giving the notice of intent.

          8.5.4     TIME LIMIT EXTENSION.

          The time limits of paragraphs 8.5.2 and 8.5.3 may be extended by mutual agreement.

8.6       EMERGENCIES.

In any emergency affecting the safety of persons or property, Contractor shall act, at its discretion, to prevent threatened damage, injury, or loss. Any increase in the Contract Price or extension of the Contract Time Schedule claimed by Contractor on account of emergency work shall be determined as provided in this Article.

                  ARTICLE 9: UNCOVERING AND CORRECTION OF WORK.

9.1       ACCESS TO CONSTRUCTION.

Owner, Owner's consultants, other representatives and personnel of Owner, independent testing laboratories, and governmental agencies with jurisdictional interests will have access to construction at the Site at reasonable times for their observation, inspection, and testing. Contractor shall provide them proper access to the Site and advise them of Contractor's Site safety procedures so that they comply therewith.

9.2       UNCOVERING OF WORK.

If a portion of the Work is covered contrary to Owner's written request, it must, if required by Owner, be uncovered for Owner's observation and be replaced at the expense of Contractor without change in the time for Substantial Completion. If a portion of the Work has been covered which Owner has not specifically requested to observe prior to its being covered, Owner may request to see such Work and it shall be uncovered by Contractor. If such Work is in accord with the Contract Documents, the costs of uncovering and replacement shall, by appropriate Change Order, be charged to Owner. If such Work is not in accord with the Contract Documents, Contractor shall pay such costs unless the condition was caused by Owner, its employees, consultants, or agents.

9.3       CORRECTION OF WORK.

          9.3.1     WORK REJECTED BY OWNER.

          Contractor shall promptly correct Work rejected by Owner which fails to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed, or completed. Contractor shall bear the costs of correcting such non-conforming Work.

          9.3.2     AFTER FINAL COMPLETION.

          If, within one (1) year after the date of Substantial Completion of the Work or a designated portion thereof, or any longer period prescribed by any special guarantee required by the Contract Documents, any of the Work is found to be not in accord with the requirements of the Contract Documents, Contractor, at no expense to Owner, shall cause the Work to be corrected promptly after receipt of written notice from Owner to do so unless Owner has previously given Contractor a written acceptance of such condition. This obligation under this paragraph shall survive acceptance of and payment for the Work under this Agreement. The obligation under this paragraph shall also survive termination of this Agreement for cause. Owner shall give such notice promptly after discovery of the condition.

          9.3.3     REMOVAL OF WORK.

          Contractor shall remove from the Site portions of the Work which are not in accord with the requirement of the Contract Documents and are neither corrected by Contractor nor accepted by Owner.

          9.3.4     FAILURE TO CORRECT NON-CONFORMING WORK.

          If Contractor fails to correct non-conforming Work within a reasonable time, Owner may correct it in accord with paragraph 12.2.1. If the Contract Price has already been paid in full, Contractor shall pay to Owner upon demand the actual and reasonable costs of correcting such non-conforming Work upon receipt of a reasonably itemized invoice for such correction. If Contractor shall not pay the invoice sum to Owner within fifteen (15) days of receipt, interest shall accrue on the amount due from the overdue date to the date actually paid and received by Owner at the annual rate of eighteen percent (18%) or one and a half percent (1.5%) per month.

9.4       ACCEPTANCE OF NONCONFORMING WORK.

If Owner prefers to accept Work which is not in accord with the requirements of the Contract Documents, Owner may do so instead of requiring its removal and correction, in which case the Contract Price will be adjusted as appropriate and equitable. Such adjustment shall be effected whether or not Final Payment has been made.

                       ARTICLE 10. PAYMENTS TO CONTRACTOR.

10.1      APPLICATION FOR PAYMENT.

Promptly after execution of this Agreement and at least twenty-five (25) days before submittal of the first Application for Payment, Contractor shall prepare a Schedule of Values acceptable to Owner indicating the portion of the Contract Price to be paid for various components of the Work. The Schedule of Values will serve as the basis for progress payments and will be incorporated into a form of Application for Payment acceptable to Owner and Contractor. Progress payments on account of Unit Price Work will be based on the number of units completed.

Each Application for Payment shall be accompanied by the following, all in form and substance reasonably satisfactory to Owner:

          (i) A current statement from Contractor setting forth all Subcontractors and any material suppliers with whom Contractor has subcontracted, the amount of each such subcontract, the amount requested for any Subcontractor or material supplier in the Application for Payment and the amount to be paid to Contractor from such progress payment, together with a current, duly executed waiver of mechanics' and material suppliers' liens from Contractor establishing receipt of payment or satisfaction of the payment requested by Contractor in the current Application for Payment; and

          (ii) Commencing with the second Application for Payment submitted by Contractor, duly executed so-called "after-the-fact" waivers of mechanics' and material suppliers' liens from all Subcontractors, material suppliers, and where appropriate, Sub-subcontractors, establishing receipt of payment or satisfaction of payment of all amounts requested on behalf of such entities and disbursed prior to submittal by Contractor of the current Application for Payment, plus sworn statements from all Subcontractors, materials suppliers, and where, appropriate, Sub-subcontractors, covering all amounts described in this clause.

No Application for Payment may include requests for payment of amounts Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

Each Application for Payment shall include a statement certifying that all items for which the previous Application for Payment was submitted and paid by Owner have been paid by Contractor to the appropriate parties or a statement satisfactory to Owner setting forth the reasons for Contractor's failure to make such payments.

Contractor shall comply with the filing and posting requirements of N.C. Gen. Stat. Section 44A-23(b).

10.2      PAYMENT PROCEDURE.

Payments shall be made by Owner to Contractor according to the following procedure:

          10.2.1    SUBMITTAL BY CONTRACTOR.

          Once each month, on or before the 15th day of each month, Contractor shall submit to Owner an Application for Payment covering the Work completed during the preceding month. The amount of retainage with respect to progress payments, which will be reflected on the Application for Payment, will be:

                    No retainage on design, engineering, equipment purchased by Contractor, permits, fees, soil tests, construction testing, dumpsters, and miscellaneous costs;

                    Ten percent (10%) retainage on all construction management and construction costs until fifty percent (50%) of the Work is complete and five percent (5%) retainage thereafter; and

                    Ninety percent (90%) of retainage previously withheld to be paid upon Substantial Completion of the Project; provided, however if the estimated cost of completing punchwork items exceeds ten percent (10%) of withheld retainage, then the amount of retainage to be paid upon Substantial Completion shall be reduced so that the amount of retainage withheld equals 125% of the cost of completing punchwork items, which portion of the retainage withheld for punchwork items shall not be paid to Contractor until Contractor has completed all punchwork items to Owner's reasonable satisfaction.

          If payment is requested on the basis of materials and equipment not incorporated in the Work but delivered and suitably stored at the Site or at another location agreed to in writing, the Application for Payment shall also be accompanied by a bill of sale, invoice, or other documentation warranting that Owner has received the materials and equipment free and clear of all liens and evidence that the materials and equipment are covered by appropriate property insurance and other arrangements to protect Owner's interest therein.

          10.2.2    PAYMENT BY OWNER.

          No later than the twenty-fifth (25th) day of each month after Owner's receipt of an undisputed Application for Payment, Owner shall pay to Contractor by wire transfer to such account as may be designated by Contractor in writing the appropriate amounts for which Application for Payment is made therein. Contractor shall pay all applicable suppliers and Subcontractors the amounts due them with respect to the relevant Application for Payment no later than the last day of the month in which the Application for Payment is received. In the event of a dispute between Owner and Contractor with respect to amounts owing under an Application for Payment, Owner shall pay to Contractor all undisputed amounts of the Application for Payment.

          10.2.3    FAILURE TO MAKE PAYMENT.

          If Owner should fail to pay Contractor at the time the payment of any undisputed amount becomes due, Contractor may, at its option, upon giving written notice that it will stop Work within ten (10) days after receipt of the notice by Owner, and after such ten (10) day period, stop the Work until payment of the undisputed amount owing has been received. Owner, however, shall have the right to credit against payments due Contractor amounts due Owner from Contractor for liquidated damages, and in such event Contractor shall not have the right to stop Work.

          10.2.4    INTEREST.

          Payments due but unpaid more than five (5) days after their due date shall bear interest at an annual rate equal to eighteen percent (18%) until paid or one and a half percent (1.5%) per month.

10.3      TITLE TO WORK.

Contractor warrants and guarantees that title to all Work, materials and equipment covered by an Application for Payment, whether incorporated in the Project or not, will upon receipt of such payment by Contractor pass to Owner free and clear of all liens, claims, security interests, or encumbrances (hereinafter referred to as "Liens"). Contractor further warrants that upon submittal of an Application for Payment, all Work for which an Application for Payment has been previously issued and payments received from Owner shall be free and clear of liens, claims, security interests, or encumbrances in favor of Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials, and equipment relating to the Work.

10.4      NOT ACCEPTANCE OF WORK.

No progress payment shall constitute an acceptance of any Work not in accord with the Final Plans and Specifications and the Contract Documents.

10.5      FINAL PAYMENT.

Final Payment constituting the unpaid balance of the Contract Price (but subject to retainage as set forth in paragraph 10.2.1 pending completion of all punchwork items) shall be due and payable when the Work is delivered to Owner, ready for beneficial occupancy, or when Owner occupies the Work, whichever event first occurs, provided that the Work be then substantially completed and this Agreement substantially performed and an unconditional certificate of occupancy or compliance has been issued. If there should remain minor items to be completed, Contractor and Owner shall list such items, and Contractor shall deliver, in writing, its guarantee to complete said items within sixty (60) days thereafter.

Owner may retain from retainage a sum equal to 125% of the estimated cost of completing any unfinished items, provided that said unfinished items are listed separately and the estimated cost of completing any unfinished items is likewise listed separately. Thereafter, Owner shall pay to Contractor, monthly, the amount retained for incomplete items as each of said items is completed to Owner's reasonable satisfaction.

10.6      EVIDENCE OF PAYMENT.

Before issuance of Final Payment, Owner may request satisfactory evidence that all payrolls, materials bills, and other indebtedness connected with the Work have been paid or otherwise satisfied. In connection with Final Payment made to any supplier or Subcontractor, Contractor shall obtain customary form lien waivers. Contractor shall pay suppliers and Subcontractors within five (5) days after receipt of Final Payment from Owner upon receipt of final executed lien waivers from all such suppliers and Subcontractors.

10.7      WAIVER UPON MAKING FINAL PAYMENT.

The making of Final Payment shall constitute a waiver of all claims by Owner except those arising from:

          10.7.1    LIENS.

          Unsettled Liens.

          10.7.2    IMPROPER WORKMANSHIP.

          Improper workmanship or defective materials appearing within one (1) year after the date of Substantial Completion.

          10.7.3    LATENT FAILURE TO COMPLY.

          Latent failure of the Work to comply with the Final Plans and Specifications.

          10.7.4    SPECIAL GUARANTEES.

          Terms of any special guarantees required by the Final Plans and Specifications.

10.8      WAIVER UPON ACCEPTING FINAL PAYMENT.

The acceptance of Final Payment shall constitute a waiver of all claims by Contractor except those which have previously been made in writing and remain unsettled.

           ARTICLE 11: INDEMNITY, INSURANCE AND WAIVER OF SUBROGATION

11.1      INDEMNITY.

          11.1.1    INDEMNITY BY PARTIES.

          Contractor shall defend, indemnify, and hold harmless Owner and its agents, representatives, officers, employees, and contractors (other than Contractor) from and against any and all liens, claims, suits, demands, liabilities, losses, damages, costs, and expenses Owner may suffer or pay as a consequence of the negligent acts, errors, or omissions of Contractor, its agents, officers, employees, representatives, or Subcontractors in the performance of this Agreement.

          Owner shall defend, indemnify, and hold Contractor harmless from and against any and all claims, suits, demands, liabilities, losses, damages, costs, and expense Contractor may suffer or pay out as a consequence of the negligent, acts, errors, or omissions of Owner, its agents, employees, or contractors (other than Contractor). The foregoing indemnities shall not include damages sustained by either party for losses of income, profits, or production or damages sustained by either party on account of closure or shut-down of one or more of its facilities, but shall include reasonable and actual costs and reasonable and actual attorneys' fees incurred by the party indemnified in defending itself against a claim as to which the other party owes a duty of indemnification. Each indemnitor shall be entitled to (a) prompt written notice of the occurrence that gives rise to a claim for indemnification hereunder, and (b) an opportunity to
                                                                   Page 26 of 41
          defend the claim, suit, or demand through counsel of its choosing. Indemnitor shall have the right to control the defense and to be the sole judge of the acceptability of any compromise or settlement.

          11.1.2    INDEMNITY BY OTHERS.

          If, after the date of this Agreement, Owner enters into or amends any contract between Owner and any other contractor for the performance of work in the areas where the Work will be performed under this Agreement, Owner shall cause such contractor to agree to indemnify Owner and Contractor and hold them harmless from all claims for bodily injury and property damage (other than property insured under paragraph 11.6.1) that may arise from that contractor's operations. Such provisions shall be in a form reasonably satisfactory to Contractor. With respect to any similar contract between Owner and any other contractor entered into before the date of this Agreement, Owner shall use reasonable efforts to cause any such contract to be amended to provide the aforementioned indemnity to Owner and Contractor.

          11.1.3    APPLICATION OF INDEMNITIES.

          Owner and Contractor intend that the indemnity obligations set forth in paragraphs 11.1.1 and 11.1.2 above shall apply even if a claim or loss in part arises from the negligence, strict liability, statutory liability, or other wrongful act or omission of the indemnified party. In such event the indemnifying party's obligation shall be reduced in proportion to the indemnified party's contributing negligence or fault.

11.2      CONTRACTOR'S LIABILITY INSURANCE.

Contractor shall purchase and maintain such insurance as will protect it from the claims set forth below which may arise out of or result from Contractor's performance and furnishing of the Work under this Agreement whether such operations be by Contractor or by any Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable. Such policies shall name Owner as an additional insured and shall be reasonably acceptable to Owner. Contractor shall furnish Owner a Certificate of Insurance as to the policies provided by Contractor pursuant to this Agreement promptly following execution of this Agreement but in no event later than the day when an exposure to loss may occur. Owner will be given thirty (30) days notice of cancellation or non-renewal or any endorsements reducing coverage.

          11.2.1    WORKMEN'S COMPENSATION.

          Claims under workers' compensation, disability benefit, and other similar employee benefit acts which are applicable to the Work to be performed.

          11.2.2    CLAIMS FOR EMPLOYEE INJURY.

          Claims for damages because of bodily injury, occupational sickness or disease, or death of Contractor's employees under any applicable employer's liability law.

          11.2.3    CLAIMS FOR INJURY TO OTHERS.

          Claims for damages because of bodily injury or death of any person other than Contractor's employees.

          11.2.4    OTHER CLAIMS.

          Claims for damages insured by customary personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by Contractor or (2) by any other person.

          11.2.5    DAMAGE TO PROPERTY.

          Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

          11.2.6    OPERATION OF MOTOR VEHICLE.

          Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance, or use of any motor vehicle.

          11.2.7    CONTRACTUAL LIABILITY.

          Claims arising out of the indemnity obligation assumed by Contractor under paragraph 11.1 of this Agreement.

          11.2.8    PROFESSIONAL LIABILITY.

          Claims for professional negligence arising out of architectural and engineering services rendered by Contractor.

11.3      INSURANCE LIMITS.

Contractor's Comprehensive General Liability, Workers' Compensation, Automobile Liability insurance, and Professional Liability Insurance, as required by paragraph 11.2, shall be written for not less than the limits of liability or amounts of coverage set forth in the Schedule of Insurance attached hereto as Exhibit E. Contractor insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by Excess or Umbrella Liability policies.

11.4      CANCELLATION OF INSURANCE.

The foregoing policies shall contain a provision that the coverages afforded under the policies will not be cancelled, that renewal will not be refused, and that the amount of coverage will not be reduced below the limits specified in Exhibit E until at least thirty (30) days after prior written notice has been given to Owner. A Certificate of Insurance showing such coverages to be in force shall be filed with Owner prior to commencement of the Work.

11.5      OWNER'S LIABILITY INSURANCE.

Owner shall be responsible for purchasing and maintaining at its expense its own liability insurance and, at its option, may purchase and maintain such insurance as will protect it against claims which may arise from operations under this Agreement.

11.6      INSURANCE TO PROTECT THE PROJECT.

          11.6.1    PROPERTY INSURANCE.

          Owner (or Contractor upon written request of Owner and on Owner's behalf and at Owner's expense) shall purchase and maintain property insurance in a form reasonably acceptable to Contractor upon the entire Project for the full cost of replacement at the time of any loss. This insurance shall be on an "all-risk" policy form and shall insure against loss from the perils of Fire and Extended Coverage physical loss or damage including, without duplication of coverage, at least theft, vandalism, malicious mischief, transit, off-site storage, collapse, flood, testing, [and damage resulting from defective design, workmanship, or material.] Owner will increase the limits of coverage, if necessary, to reflect estimated replacement cost. Owner will be responsible for any co-insurance penalties or losses falling within the deductible limits of any policies.

          11.6.2    OFF-SITE MATERIALS OR EQUIPMENT.

          Owner (or Contractor upon written request of Owner and on Owner's behalf and at Owner's expense) shall purchase and maintain property insurance in a form reasonably acceptable to Contractor to cover materials and equipment stored at the Site or at another location prior to being incorporated into the Work, provided that such materials or equipment have been included in an Application for Payment submitted to and approved by Owner.

          11.6.3    OTHER PROPERTY INSURANCE.

          If during the Project construction period Owner insures properties, real or personal or both, adjoining, adjacent to, on, or in the Site by property insurance under policies separate from those insuring the Project, or if after Final Payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during construction, Owner and its insurers shall waive all rights in accordance with the terms of paragraph 11.9 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

          11.6.4    INSURANCE UPON OCCUPANCY.

          If Owner finds it necessary to occupy or use a portion or portions of the Project prior to Substantial Completion thereof, such occupancy shall not commence prior to a time mutually agreed to by Owner and Contractor and to which the insurance company or companies providing the property insurance have consented by endorsement to any applicable policy or otherwise. Consent of Contractor and of the insurance company or companies to such occupancy or use shall not be unreasonably withheld. Owner shall take no action with respect to partial occupancy or use that would cause cancellation, lapse, or reduction of applicable insurance.

          11.6.5    BOILER AND MACHINERY INSURANCE.

          Owner (or Contractor upon written request of Owner and on Owner's behalf and at Owner's expense) shall purchase and maintain such boiler and machinery insurance as may be required or necessary. This insurance shall include the interests of Owner, Contractor, and Subcontractors in the Work and Owner and Contractor shall be named insureds under such insurance.

          11.6.6    LOSS OF USE OF PROPERTY.

          Owner (or Contractor upon written request of Owner and on Owner's behalf and at Owner's expense) shall purchase and maintain such insurance as will protect Owner and Contractor against loss of use of Owner's property due to those perils insured pursuant to paragraph
          11.6.1. Such policy will provide coverage for expenses of expediting materials, continuing overhead of Owner and Contractor, necessary labor expense including overtime, loss of income by Owner, and other determined exposures. Exposures of Owner and Contractor shall be determined by mutual agreement and separate limits of coverage fixed for each item. Owner and its insurers waive all rights of actions against Contractor for loss of use of Owner's property including consequential losses due to the perils insured pursuant to paragraph
          11.6.1. Contractor agrees that it shall properly secure equipment and materials on the Site to protect the equipment and materials from theft or other loss not due to casualty. Contractor acknowledges that Owner's insurance with respect to loss of equipment and materials will contain a deductible payable by Owner until certain limits of loss are reached. If the experience of loss of equipment and materials exceeds that which Owner's insurer believes customary for a project of the size and complexity of the Project, Owner shall so inform Contractor in writing. Promptly thereafter, Owner and Contractor shall meet to discuss additional security actions to be taken by Contractor at no cost to Owner to prevent further loss of equipment and materials, which additional steps Contractor shall implement promptly.

          11.6.7    ADDITIONAL INSUREDS.

          Contractor and its Subcontractors shall be named as additional insureds under all of the policies of insurance required by this paragraph 11.6.

11.7      OWNER'S POLICIES - CERTIFICATE OF INSURANCE.

Owner shall furnish Contractor a Certificate of Insurance as to all policies provided by Owner pursuant to this Agreement promptly following execution of this Agreement but in no event later than the day when an exposure to loss may occur. Contractor will be given thirty (30) days notice of cancellation, non-renewal, or any endorsements restricting or reducing coverage. If Owner does not intend to purchase the insurance specified in paragraph 11.6 (or to have Contractor purchase such insurance on Owner's behalf and at Owner's expense), it shall inform Contractor in writing prior to the commencement of the Work. Contractor may then effect insurance which will protect the interest of Contractor and the Subcontractors, and the Contract Price shall be increased by Change Order. If Contractor is damaged by failure of Owner

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to purchase or maintain such insurance or to so notify Contractor, Owner shall bear all reasonable costs properly attributable thereto.

11.8      PROPERTY INSURANCE LOSS ADJUSTMENT

          11.8.1    PAYMENT OF AN INSURED LOSS.

          Any insured loss shall be adjusted with Owner and Contractor and made payable to Owner and Contractor as trustees for the insureds, as their interests may appear, subject to any applicable mortgage clause.

          11.8.2    DISTRIBUTION OF MONIES.

          Upon the occurrence of an insured loss, monies received will be deposited in a separate account and the trustees shall make distribution in accord with the agreement of the parties in interest. In the absence of such agreement, any dispute between the parties as to the distribution of the monies received shall be determined in accord with the provisions of Article 13.

11.9      WAIVER OF RIGHTS.

          11.9.1    WAIVER FOR PERILS COVERED BY INSURANCE.

          Owner and Contractor and their insurers waive all rights against each other and Subcontractors for damages caused by perils covered by insurance provided under paragraph 11.6, except such rights as they may have to the proceeds of such insurance held by Owner and Contractor as trustees. Contractor shall require similar waivers from all Subcontractors and their insurers in favor of Owner and Contractor.

          11.9.2    WAIVER FOR DAMAGE TO EQUIPMENT.

          Owner and Contractor and their insurers waive all rights against each other and Subcontractors for loss or damage to any equipment used in connection with the Project which loss is covered by any property insurance. Contractor shall require similar waivers from all Subcontractors and their insurers in favor of Owner and Contractor.

          11.9.3    WAIVER OF SUBROGATION BY CONTRACTOR'S INSURERS.

          Contractor shall obtain a waiver of subrogation consistent with this paragraph 11.9 by endorsement or otherwise from any insurer who issues any policy of insurance required of Contractor pursuant to the provisions of paragraph 11.6 above. Provided, however, Contractor shall not be required to obtain a waiver of subrogation under its professional liability policy required by paragraph 11.2.8 above. Contractor will obtain similar waivers of rights and waivers of subrogation interests from its Subcontractors and their insurers in favor of Contractor and Owner.

          11.9.4    WAIVER OF SUBROGATION BY OWNER'S INSURERS.

          Owner shall obtain a waiver of subrogation consistent with this paragraph 11.9 by endorsement or otherwise, from any insurer who issues any policy of insurance required to be obtained by Owner pursuant to the provisions of paragraph 11.6 above. Owner will obtain a waiver of subrogation in favor of Contractor and Subcontractors on property and consequential loss policies purchased for the Project after its completion. Owner will obtain similar waivers of rights and waivers of subrogation interests from its separate contractors or consultants and their insurers in favor of Contractor and Subcontractors.

          11.9.5    EFFECT OF ENDORSEMENTS.

          If the policies of insurance referred to in this Article 11 require an endorsement to provide for continued coverage where there is a waiver of subrogation, Owner and Contractor will cause them to be endorsed.

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11.10     HAZARDOUS MATERIALS.

          11.10.1   PRESENCE OF HAZARDOUS MATERIALS.

          Owner agrees to indemnify, defend, and hold harmless Contractor, its directors, officers, employees, agents or Subcontractor(s) (the "Contractor Indemnified Parties") against all liabilities, claims and demands from losses, property damage, and bodily injury (including death) (including reasonable and actual attorneys' fees and related costs and expenses) arising out of the actual, potential, or suspected presence of Hazardous Materials as defined in paragraph 11.10.3 of this Agreement not created, stored, released, transported, or generated by the Contractor Indemnified Parties. Owner further agrees to indemnify, defend and hold harmless Contractor, its directors, officers, employees, agents, or Subcontractor(s) from any and all liability, claims, or demands from losses due to the release or threat of release, or any disposal or treatment or transport of Hazardous Materials not created, stored, released, transported, or generated by the Contractor Indemnified Parties. All such liability shall rest solely with Owner and/or the generator(s) of the Hazardous Materials, the property owner(s), and/or their selected contractor(s) for treatment, transport and/or disposal, as appropriate. Conversely, Contractor shall indemnify, defend, and hold harmless Owner, its directors, officers, employees, agents, or Subcontractor(s) (the "Owner Indemnified Parties") against all liabilities, claims, and demands from losses, property damage, and bodily injury (including death) (including reasonable and actual attorneys' fees and related cost and expenses) arising out of the actual, potential, or suspected presence of Hazardous Materials as defined in paragraph 11.10.3 of this Agreement created, stored, released, transported, or generated by Contractor Indemnified Parties. Contractor further agrees to indemnify, defend, and hold harmless the Owner Indemnified Parties from any and all liability, claims, or demands from losses due to the release or threat of release, or any disposal or treatment or transport of Hazardous Materials by Contractor Indemnified Parties not existing, created, stored, released, transported, or generated by Owner.

          11.10.2   HAZARDOUS/TOXIC/RADIOLOGIC WASTE INDEMNIFICATION.

          Owner understands and agrees that the Project may involve Hazardous Materials and that in ordering the Work, Owner is requesting Contractor to undertake for Owner's benefit potentially uninsurable obligations involving the presence or potential presence of environmental hazards. Owner acknowledges that services rendered by Contractor under this Agreement may or will involve or be affected by Hazardous Materials. Owner agrees to indemnify, defend, and hold harmless the Indemnified Parties from any and all liabilities, losses and damages of any nature, including reasonable and actual attorneys' fees and related costs and expenses, arising out of any and all claims of any nature made against Contractor which relate in any way to both:

          a. Hazardous Materials or pollution or contamination due to the presence of Hazardous Materials, including their transportation or release from Owner's property but not created, stored, released, transported, or generated by the Contractor Indemnified Parties; and

          b. The performance by Contractor of its obligations under this Agreement, whether or not such performance by Contractor is claimed to have been, was or may have been negligent, grossly negligent, reckless, or intentional, provided, however, Owner shall not be liable to Contractor for any liabilities, losses, or damages of any nature that could have reasonably been avoided by Contractor in the exercise of ordinary care.

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          11.10.3   HAZARDOUS MATERIALS DEFINITION

          As used in this Agreement, "Hazardous Materials" means any substances, materials, or waste that are:

          a. Defined as a "hazardous substance" in paragraph 101(14) of CERCLA, 42 U.S.C. Section 9601(14), and any regulations or interpretations issued thereunder as well as any additions, amendments or modifications thereto;

          b. Defined as a "pollutant or contaminant" in Section 101(33) of CERCLA, 42 U.S.C. Section 9601(33), and any regulations or interpretations issued thereunder, as well as any additions, amendments, or modifications thereto;

          c. Petroleum, including crude oil or any fraction thereof, including, but not limited to, spent cutting, lubricating, and hydraulic oils, diesel fuel, heating oil, gasoline, and #6 fuel oil;

          d.        Asbestos;

          e.        Polychlorinated biphenyls (PCB's);

          f. Any mixture of hazardous materials listed in items (a) through (e) above and any substance or materials derived from any of the hazardous materials listed above;

          g.        Radiological or nuclear waste, substances or materials; or

          h. Other materials, wastes, or substances that are toxic or suspected to be harmful or toxic to human health.

             ARTICLE 12: SUSPENSION OR TERMINATION OF THE AGREEMENT.

12.1      TERMINATION BY CONTRACTOR.

If the Project is suspended or stopped for a period of more than sixty (60) days by Owner or under an order of any court or other public authority having jurisdiction, or as a result of any act of government, such as a declaration of a national emergency making materials unavailable, through no act or fault of Contractor, or if Owner fails for a period of thirty (30) days to pay Contractor any amount properly due under this Agreement, then Contractor may, upon seven
(7) days' written notice to Owner and provided Owner does not remedy such suspension, stoppage, or failure within that time, terminate this Agreement and recover from Owner payment for all Work executed by Contractor together with any loss sustained by Contractor (whether expense, damage, or profits for the portion of the Work completed to the date of suspension, stoppage, or failure) as a result of such suspension, stoppage, or failure.

12.2 OWNER'S RIGHT TO PERFORM CONTRACTOR'S OBLIGATIONS AND TERMINATION BY OWNER FOR CAUSE.

          12.2.1    CONTRACTOR'S FAILURE TO PERFORM.

          If Contractor fails to perform any of its obligations under this Agreement, Owner, without prejudice to any other right or remedy, may, after seven (7) days written notice during which period Contractor fails to initiate the performance of such obligation, make good such deficiencies. The Contract Price, if any, shall be reduced by the cost to Owner of making good such deficiencies.

          12.2.2    INSOLVENCY OF CONTRACTOR.

          If Contractor is adjudged bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it persistently or repeatedly refuses or fails, except in cases for which an extension of time is provided, to supply enough properly skilled workmen or proper materials, or if it fails to make proper payment to

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          Subcontractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations, or orders of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of this Agreement, then Owner may, without prejudice to any other right or remedy and after giving Contractor and its surety, if any, seven (7) days written notice, during which period Contractor fails to cure the violation, terminate the employment of Contractor and take possession of the Site and of all materials, equipment, tools, construction equipment, and machinery thereon owned by Contractor and may finish the Work by whatever reasonable method it may deem expedient. In such case, Contractor shall not be entitled to receive any further payment with respect to portions of the Work conforming to the Contract Documents completed by Contractor before the date of termination of the Agreement by Owner until the Work is finished.

12.3      TERMINATION BY OWNER FOR CONVENIENCE.

Upon seven (7) days written notice to Contractor, Owner may, without cause and without prejudice to any other right or remedy of Owner, elect to terminate the Agreement. In such case, Contractor shall be paid for:

          12.3.1    COMPLETED AND ACCEPTED WORK.

          Completed and accepted Work executed in accord with the Contract Documents prior to the effective date of termination, including fair and reasonable sums for overhead and profit on such Work;

          12.3.2    EXPENSES.

          Expenses sustained prior to the effective date of termination in performing services and furnishing labor, materials, or equipment as required by the Contract Documents in connection with uncompleted Work, plus fair and reasonable sums for overhead and profit on such expenses;

          12.3.3    SETTLEMENTS.

          Contract amounts owed in relation to work performed under terminated contracts with Subcontractors plus all reasonable costs and fees incurred in connection with termination of contracts with Subcontractors and material or equipment suppliers; and

          12.3.4    EXPENSES.

          Reasonable expenses incurred by Contractor directly attributable to termination.

12.4      SUSPENSION OF THE WORK.

At any time and without cause, Owner may suspend the Work or any portion thereof for a period of not more than ninety (90) days by notice in writing to Contractor which will fix the date on which the Work will be resumed. Contractor shall resume the Work on the date so fixed. Contractor shall be allowed an adjustment in the Contract Price or an extension of the Contract Time Schedule, or both, directly attributable to any such suspension if Contractor makes a claim therefor as provided in Article 8.

                         ARTICLE 13: DISPUTE RESOLUTION

13.1      DISPUTE RESOLUTION.

If any controversy or claim arises out of or relates to this Agreement, or breach thereof, the parties agree to the following procedure:

          13.1.1    DIRECT NEGOTIATION.

          The parties shall initially attempt to resolve the dispute by direct negotiation in an amicable manner.

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          13.1.2    MEDIATION.

          If the parties fail to reach agreement by direct negotiation within sixty (60) days from the commencement of negotiation, the parties will submit the dispute to non-binding mediation under the Construction Industry Mediation Rules of the American Arbitration Association or other mediation rules as agreed by the parties.

          13.1.3    JUDICIAL REMEDIES.

          If the parties cannot settle the dispute by non-binding mediation within sixty (60) days from the commencement of mediation, the parties shall then be free to pursue their rights and remedies before a court of competent jurisdiction.

                    ARTICLE 14: ASSIGNMENT AND GOVERNING LAW.

14.1      ASSIGNMENT OF AGREEMENT.

Neither Owner nor Contractor shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds.

14.2      CHOICE OF LAW AND FORUM.

This Agreement shall be governed by the laws of the State of North Carolina and any legal action or proceeding under or interpreting this Agreement shall be brought in the courts of the State of North Carolina.

                      ARTICLE 15: MISCELLANEOUS PROVISIONS.

15.1      EXTENT OF AGREEMENT.

This Agreement represents the entire agreement between Owner and Contractor relating to the Project and supersedes all prior negotiations, representations, or agreements pertaining to the subject matter hereof. This Agreement may be amended only by written instrument signed by both Owner and Contractor.

15.2      INFORMATION AND DOCUMENTS.

          15.2.1    PROPRIETARY INFORMATION.

          All information disclosed to Contractor by Owner or acquired by Contractor solely in connection with the Project or the performance of the Work shall be held in confidence by Contractor and shall not be disclosed to third parties (other than Subcontractors or Sub-subcontractors to the extent necessary) without Owner's prior written consent unless Contractor can show to Owner's satisfaction that said information (a) is generally known to the public without breach hereof, (b) was known to Contractor or in its possession prior to disclosure by Owner, (c) was disclosed to Contractor, after disclosure by Owner, by a third party having the unrestricted legal rights to disclose the same, or (d) is required by law to be disclosed.

          15.2.2    OWNERSHIP OF DOCUMENTS.

          All documents prepared by Contractor, including but not limited to sketches, drawings, plans, specifications, models, calculations, computer software, and electronic media are instruments of service for the Project and are the property of Contractor. Contractor shall transfer to Owner's custody at completion of the Work or upon termination of this Agreement hard copies of the items described in the preceding sentence. The use of any documents prepared or furnished by Contractor for any purpose other than as set forth in this Agreement or modifications to such documents by anyone other than Contractor shall be at Owner's sole risk and without liability or legal exposure to Contractor. Owner shall indemnify and hold harmless Contractor from all claims, damages, losses, and expenses, including reasonable and actual attorneys' fees, arising out of or resulting from such other use or modification. Contractor reserves the right to retain reproducible media of all documents. Subject to the preceding sentence, Owner shall have an

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          ownership interest in all drawings, specifications, and other documents and electronic data furnished by Contractor to Owner in connection with this Agreement.

          15.2.3    DOCUMENTS UPON TERMINATION.

          Upon notice of termination of this Agreement, Contractor shall clearly describe in writing to Owner all documents produced under this Agreement which then exist and the location of each. Subject to the provisions of paragraph 15.2.2 above, Contractor shall promptly comply with any directions from Owner regarding the disposition of the materials for which directions are delivered to Contractor by Owner within sixty (60) days after notice of termination.

          15.2.4    PATENT RIGHTS.

          With regard to any patent rights granted and assigned to Owner under this Agreement, Contractor agrees to cooperate with Owner in keeping complete and accurate records pertaining thereto and in the prosecution of patents.

15.3      ELECTRONIC MEDIA.

          15.3.1    FORMAT.

          Electronic media, including magnetic and optical disks and magnetic tapes, submitted by Contractor to Owner under this Agreement are intended to operate on a system of hardware and software identical to that utilized by Contractor to produce such media. Contractor makes no warranty or representation as to the capability of such media to operate on any other system of hardware or software. Owner acknowledges that, with the passage of time, the system on which the electronic media was produced may be changed and updated and agrees that Contractor is under no obligation to maintain electronic media for this Project to operate on these systems. At Owner's request, Contractor shall deliver to Owner hard copies of any data or information stored in electronic media at no additional cost to Owner provided such request is made by Owner to Contractor no later than one
          (1) year after Substantial Completion.

          15.3.2    ACKNOWLEDGEMENT.

          Owner acknowledges that:

          1. The information stored by Contractor on electronic media is subject to deterioration with time;

          2. Electronic media, after delivery by Contractor, may be subjected to unintentional physical abuse; and

          3. Electronic media, after delivery by Contractor, may be changed by others without authorization by Contractor.

          Owner agrees that Contractor shall not be responsible for the effects of the above.

          15.3.3    RESPONSIBILITY FOR ACCURACY.

          Owner is responsible for the accuracy of any information it furnishes to Contractor on electronic media for use under this Agreement. If such information is found to be unusable as a result of data format, media deterioration, or software incompatibility, Contractor shall be compensated for costs incurred to make the information usable.

          15.3.4    OWNER SPECIFICATION.

          Contractor shall not be required to produce electronic media to Owner's specifications unless Owner's specifications are made available to Contractor for review and comment prior to execution of this Agreement and such specifications are specifically identified herein and made a part of this Agreement. Owner's specifications pertaining to electronic media which are

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          applicable to Contractor's services under this Agreement and which are incorporated as part of this Agreement include the following: NONE.

          15.3.5    COMPUTER VIRUSES.

          Neither party shall be responsible to the other for the effects of computer viruses transmitted through the exchange of electronic media, but each party shall maintain appropriate virus detection programs.

15.4      ENVIRONMENTAL MATTERS.

          15.4.1    ENVIRONMENTAL SERVICES.

          Contractor states and Owner acknowledges that Contractor does not specialize in and has not been trained in the discovery, abatement, handling, removal, packaging, transport, or disposal of hazardous, toxic, and/or radiologic waste or substances in any form which may be present at the Site excluding any such substances used by Contractor or Subcontractors in performing the Work. Any services necessary in connection with such hazardous substances and/or waste shall be contracted for by Owner directly with consultants, and properly licensed contractors, transporters, treatment, storage, and disposal facilities specializing in hazardous, toxic, and/or radiologic waste and/or substances encountered during the performance of this Agreement.

          15.4.2    ASBESTOS OR PCB.

          In the event Contractor encounters on the Site material(s) suspected or reasonably believed to be hazardous, toxic, and/or radiologic waste and/or substances, including asbestos or polychlorinated biphenyl
          (PCB) materials which were not known at the time of this Agreement and have not been rendered safe relative to accomplishing the Work but excluding any such substances used by Contractor or Subcontractors in performing the Work, Contractor shall immediately stop the Work in the area affected and report the condition to Owner in writing. The Work in the affected area shall be resumed when documentation reasonably satisfactory to Contractor assures the absence or proper control or management of hazardous, toxic, and/or radiologic waste and/or substances, or when it has been investigated and determined to be safe, remediated, or abated as approved by the regulatory agency(ies) having jurisdiction. Should the investigations, remedies, regulatory agency approval, or other activities related to releasing the affected Work area back to Contractor delay or otherwise affect the Work, Contractor shall be compensated for its costs and delays in accordance with paragraph 6.3.

          15.4.3    WORK WITH HAZARDOUS, TOXIC, AND RADIOLOGIC WASTE AND
          SUBSTANCES.

          Contractor shall not be required to perform any Work without its consent relating to hazardous, toxic, and/or radiologic waste and/or substances, including asbestos or polychlorinated biphenyl (PCB) but excluding any such substances used by Contractor or Subcontractors in performing the Work.

          15.4.4    CESSATION OF WORK.

          If reasonable precautions will be inadequate to prevent or mitigate known or foreseeable impacts to human health and the environment, bodily injury, or death to persons resulting from a material or substance encountered on the Site by Contractor, Contractor shall, upon recognizing or suspecting the condition, immediately stop the Work in the affected area and report the condition to Owner in writing. Contractor shall have no responsibility for searching for or identifying any hazardous or toxic materials, wastes or substances, pollution, or contamination due to the presence of hazardous or toxic materials, wastes, or substances. In the event that Contractor discovers or suspects the presence of any such materials, wastes, substances, pollution, or contamination, Contractor may at its sole discretion stop work and, if Owner and Contractor cannot jointly establish criteria and compensation, if any, for the resumption of the Work, terminate this Agreement. In event of Work stoppage, Owner and Contractor shall jointly establish criteria and compensation, if any, for the resumption of the Work. In the event of

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          termination, Contractor, its directors, officers, employees, agents, or Subcontractor(s) shall have no further liability to Owner for performance under this Agreement, and Owner shall make the payments to Contractor required in paragraph 12.1.

          15.4.5    SITE RESPONSIBILITY.

          Because Contractor is constructing the Work on sites owned or controlled by others, Contractor does not, nor shall it, assume responsibility or liability for any on-going or past on-site or off-site activities, nor the reporting of any conditions at the Site, that may present a potential danger to public health, safety, or the environment according to regulations of any federal, state or local government agency provided such activities or conditions are not created by Contractor or Subcontractors. Owner, generator, property owner, and/or operator shall be solely responsible for compliance with proper notification, record keeping, reporting, storage, handling, manifesting, transport, disposal, and all other regulatory requirements for regulated and hazardous materials, waste, or substances existing on the Site other than hazardous materials, wastes, or substances used by Contractor or Subcontractors in performing the Work.

          15.4.6    UNKNOWN CONDITIONS.

          Owner recognizes that when hazardous waste and/or substances are known, assumed, or suspected to exist on or beneath the surface of the Site, statutes and standard practices require the handling of certain materials as contaminated waste and/or substances. Owner waives any and all claims against Contractor, its directors, officers, employees, agents, or Subcontractor(s) and holds them harmless from any and all claims or liability for injury or loss which may arise as a result of the hazardous waste and/or substances remaining on the Site. Owner also agrees to compensate Contractor for any time spent and expenses incurred by Contractor or its Subcontractor(s) in defense of any such claim. Owner assumes all responsibility for all activities associated with such waste.

          15.4.7    SUBSURFACE CONSTRUCTION ACTIVITIES.

          As knowledge of subsurface conditions is limited to the interpretation of discreet data derived from specific investigation points and such conditions may change over time, unknown conditions may be encountered during subsurface construction activities. These construction activities may contribute to unavoidable impacts or contamination of certain subsurface strata or area(s), as when excavation, pile driving, caisson boring, auger, drill bit, or other constructed Work or equipment moves through an impacted or contaminated zone or area, linking the impacted or contaminated zone or area to an unimpacted or uncontaminated zone, area, aquifer, underground stream, or other hydrous body not previously impacted or contaminated and capable of spreading constituents to other areas both on-site and off-site. Therefore, since the nature of subsurface conditions is not fully known, the elimination of the risk or potential risk of cross-contamination is not possible. Owner waives any and all claims against Contractor or its Subcontractor(s) and agrees to defend, indemnify and hold Contractor, its directors, officers, employees, agents, and/or Subcontractor(s) harmless from any and all claim or liability for injury or loss which may arise as a result of an alleged cross-contamination caused by installation of the Work that could not be avoided with the exercise of reasonable diligence. Owner further agrees to compensate Contractor or its Subcontractor(s) in defense of any such claim.

          15.4.8    HEALTH & SAFETY PRECAUTIONS.

          When hazardous substances, waste, or materials are known, assumed, or suspected to exist at a site, Contractor and its Subcontractor(s) are required to take appropriate precautions to protect the health and safety of personnel, to comply with applicable laws and regulations, and to follow procedures that are deemed prudent to minimize physical and health risks to employees, the public, and the environment. Owner hereby warrants that if it knows or has any reason to assume or suspect that hazardous, toxic or radiologic substances, waste, or materials may exist at the Site or adjacent thereto it has so informed Contractor.

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          15.4.9    LABORATORY VERIFICATION.

          Owner shall be responsible for obtaining the services of a qualified, licensed laboratory to verify the presence or absence of hazardous, toxic, or radiologic substances, waste, or materials reported by Contractor. In the event such substances, waste, or material is found to be present, Owner shall notify appropriate regulatory agencies and/or verify that it has been rendered safe relative to accomplishing the Work. Unless otherwise required by the Contract Documents, Owner shall furnish in writing to Contractor the names and qualifications of persons or entities who are to perform investigations and tests verifying the presence or absence of such hazardous, toxic, or radiologic substances, waste, or materials or the names and qualifications of properly licensed contractors, transporters, treatment, storage, and disposal facilities specializing in hazardous, toxic, and/or radiologic waste and/or substances encountered during the execution of the Work. who are to perform the tasks of removal or safe containment of such hazardous, toxic, or radiologic substances, waste, or materials. Contractor will promptly reply to Owner in writing stating whether it has a reasonable objection to persons or entities proposed by Owner. If Contractor has an objection to a person or entities proposed by Owner, Owner shall propose another to whom Contractor has no reasonable objection.

15.5      EXCLUSION OF WARRANTIES AND DAMAGES.

Contractor makes no warranty or guarantee of any kind in connection with performance of the Work under this Agreement other than those expressly provided under this Agreement. ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED. IN NO EVENT SHALL CONTRACTOR'S LIABILITY TO OWNER ARISING OUT OF CONTRACTOR'S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT, FOR ANY REASON, EXCEED THE CONTRACT PRICE PLUS ANY ASSESSED LIQUIDATED DAMAGES. LIQUIDATED DAMAGES SHALL NOT EXCEED TWO MILLION DOLLARS ($2,000,000.00). UNDER NO CIRCUMSTANCES SHALL CONTRACTOR BE LIABLE TO OWNER OR ANY THIRD PARTY FOR ANY SPECIAL, COLLATERAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY TYPE.

15.6      WAIVER.

The failure of either party to enforce any of the provisions of this Agreement at any time, or from time to time, shall not operate as a waiver with respect to future actions.

15.7      EFFECT OF AGREEMENT.

The rights and obligations of the parties under this Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns.

15.8      NOTICES.

All notices, requests, demands, and other communications under this Agreement shall be deemed to have been duly given if delivered in person or if mailed in the United States mail, certified mail, return receipt requested; and properly addressed as follows:

                    If to Owner, to:
                    Embrex, Inc.
                    1040 Swabia Court
                    P.O. Box 13989
                    Research Triangle Park, North Carolina  27709-3989
                    Attention:  Alison Martin

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                    If to Contractor, to:
                    Lockwood Greene E&C, L.L.C.
                    1500 International Drive
                    P.O. Box 491
                    Spartanburg, South Carolina  29304
                    Attention:  Perry Holcombe

If mailed, any such notice, request, demand, or other communication is effective on the date shown on the return receipt; provided, however, if any such notice, request, demand, or other communication sent by certified mail, return receipt requested, is refused or cannot be delivered due to a change of address notice of which was not given in accordance with this paragraph 15.8, then such notice, request, demand, or other communication shall be deemed to have been received on the fifth (5th) calendar day after mailing. From time to time either party may designate another person or address for all purposes of this Agreement by giving to the other party not fewer than fifteen (15) days' advance written notice of such change of person or address in accord with the provisions hereof.

15.9      ADDITIONAL CONTRACTOR'S REPRESENTATIONS AND WARRANTIES.

Contractor represents and warrants the following to Owner (in addition to any other representations and warranties contained in the Contract Documents), as an inducement to Owner to execute this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement, any termination of this Agreement, and the final completion of the Work:

          (i) that it and its Subcontractors are financially solvent, able to pay all debts as they mature, and possessed of sufficient working capital to complete the Work and perform all obligations hereunder;

          (ii) that it is able to furnish the plant, tools, materials, supplies, equipment, and labor required to complete the Work and perform its obligations hereunder;

          (iii) that it is authorized to do business in the State of North Carolina and properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over it and over the Work and the Project;

          (iv) that its execution of this Agreement and its performance thereof is within its duly authorized powers; and

          (v) that it possesses the level of experience and expertise as that of other nationally recognized contractors experienced in the business administration, construction, construction management, and superintendence of projects of the size, complexity, and nature of the Project, and it will perform the Work with the care, skill, and diligence of such a contractor.

The foregoing warranties are in addition to, and not in lieu of, any and all other liability imposed upon Contractor by law with respect to Contractor's duties, obligations, and performance hereunder. Contractor acknowledges that Owner is relying upon Contractor's skill and experience in connection with the Work called for hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             Lockwood Greene E&C, L.L.C.
                                             (Contractor)

                                             By:  /s/ Mike McKelvy
                                                 ------------------------
                                                    Mike McKelvy

                                             Its:  Vice President

                                             Embrex, Inc.
                                             (Owner)

                                             By:  /s/ Randall L. Marcuson
                                                 ------------------------
                                                    Randall L. Marcuson

                                             Its:  President and CEO

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              ENGINEERING, PROCUREMENT, AND CONSTRUCTION AGREEMENT

                                    EXHIBIT A

                           CONTRACTOR'S SCOPE OF WORK

PROJECT DEFINITION:

Embrex intends to build a new vaccine production facility for control of four strains of coccidia that adversely affect chicken growth and development. This facility is to be constructed on the western portion of a nominal 50-acre site in Laurinburg, NC and in general consists of the following structures:

     .    18,000 GSF Main Building

     .    5,600 GSF Master Seed Building

     .    1,800 GSF Separation Building

     .    800 GSF Brooder Office Building

     .    Two (2) Brooder Houses

     .    Five (5) Challenge Huts

These structures, associated equipment and infrastructure are further defined in the documentation referenced in the Appendix.

LOCKWOOD GREENE SCOPE OF SERVICES:

In connection with the above project definition, LG proposes to provide EPC services as outlined below:

     . Finalize the specifications, pricing and delivery for the equipment as listed on the equipment list that is referenced in the Appendix.

     . Complete the design drawings that presently represent an average 65% completion and are referenced in the Appendix.

     . Supplement the above drawings with additional details, sketches or drawings as may be required for construction.

     . Finalize construction specifications and supplement as may be required for construction.

     .    Finalize construction subcontractors, pricing and schedule.

     . Issue purchase orders for suppliers of equipment and contracts to LG's construction subcontractors for materials and labor for construction.

     .    Monitor and expedite equipment shop drawings and equipment deliveries.

     .    Monitor and manage construction subcontractors.

     .    Receive and process invoices from suppliers and subcontractors.

     . Develop, monitor, update and manage the design and construction schedule.

     . Provide to a "mechanically complete" status the facilities and infrastructure depicted on the LG drawings including the equipment listed on the equipment list.

     .    Provide start-up and commissioning support services.

     . Within a reasonable time period after startup and commissioning, furnish Embrex project close out documentation, which includes:

               . Record drawings developed from redlined drawings prepared by LG's subcontractors

               .    Equipment operating and maintenance manuals

               .    HVAC test and balance reports

               .    List of subcontractors and contact information, etc.

               .    Copies of subcontractor submittals